SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Borland Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Preliminary Copy—Subject to Completion

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2005

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2005

WHEN:	Friday, May 13, 2005, at 9:00 a.m., local time

WHERE:	Borland Software Corporation
20450 Stevens Creek Blvd, Suite 800
Cupertino, California 95014

WHY:	At this meeting, you will be asked to:

(1)	Elect two (2) directors.
(2)	Approve an amendment to our Restated Certificate of Incorporation to eliminate the classification of our board of directors.
(3)	Approve certain amendments to our 2002 Stock Incentive Plan which, among other things, authorizes for issuance an additional 4,000,000 shares of our common stock under such plan.
(4)	Approve an amendment to our 1999 Employee Stock Purchase Plan to authorize for issuance an additional 900,000 shares of our common stock under such plan.
(5)	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
(6)	Transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at the meeting place. Only stockholders of record at the close of business on March 31, 2005 will receive notice of, and be eligible to vote at, the annual meeting. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States. You may also authorize the individuals named on the enclosed proxy to vote your shares by telephone or via the Internet by following the instructions on your proxy card. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Borland stock account, we are delivering only one set of the proxy statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2004 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If your shares are registered directly in your name and you share an address with another stockholder and have received only one set of voting materials, but you would prefer to receive your own copy, please contact Georgeson Shareholder Communications Inc. by telephone at 1-800-501-4524 or by mail at 17 State Street, 10th Floor, New York, NY 10004, or alternatively, please contact Borland Investor Relations by telephone at 408-863-2965 or by mail at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California 95014. If your shares were held in an account at a bank, brokerage firm, or other agent or nominee and you have received only one set of voting materials, but you would prefer to receive your own copy, please contact your bank, broker or agent.

By Order of the Board of Directors,

Timothy J. Stevens

Senior Vice President, General Counsel and Corporate Secretary

April [    ], 2005

Scotts Valley, California

i

Preliminary Copy—Subject to Completion

BORLAND SOFTWARE CORPORATION

100 Enterprise Way

Scotts Valley, CA 95066-3249

(831) 431-1000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The board of directors of Borland Software Corporation, a Delaware corporation (“Borland”), seeks your proxy for use in voting at our 2005 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at our Cupertino, California offices, located at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California 95014, on Friday, May 13, 2005, at 9:00 a.m., local time. We intend to begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy card on or about April     , 2005 to all holders of our common stock, par value $0.01, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2004.

WHAT AM I VOTING ON?

At the annual meeting, stockholders will act upon:

(1)	The election of two (2) directors.

(2)	Approval of an amendment to our Restated Certificate of Incorporation to eliminate the classification of the board of directors.

(3)	Approval of certain amendments to our 2002 Stock Incentive Plan, which, among other things, authorizes for issuance an additional 4,000,000 shares of our common stock under such plan.

(4)	Approval of an amendment to our 1999 Employee Stock Purchase Plan to authorize for issuance an additional 900,000 shares of our common stock under such plan.

(5)	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on March 31, 2005, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on the record date, [                    ] shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.

Stockholder of Record: Shares Registered in Your Name

If, on March 31, 2005, your shares were registered directly in your name with Borland’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted. You may also vote by telephone, by calling the phone number on your proxy card and following the instructions, or via the Internet by accessing the web address indicated on your proxy card and following the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee

If, on March 31, 2005, your shares were held in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a power of attorney or other proxy authority from your bank, broker or other agent or nominee, and bring it to our annual meeting.

WHAT CONSTITUTES A QUORUM?

If the holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present in person or represented by proxy at the annual meeting, we will have a quorum to transact business. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to both of the director nominees, or either of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of Amendment to our Restated Certificate of Incorporation

Approval of the amendment to our Restated Certificate of Incorporation, as set forth in Proposal No. 2, requires the affirmative vote of a majority of the outstanding stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Approval of Amendments to the 2002 Stock Incentive Plan and to the 1999 Employee Stock Purchase Plan

Approval of the amendments to Borland’s 2002 Stock Incentive Plan and to the 1999 Employee Stock Purchase Plan, as specified in Proposals No. 3 and 4, respectively, each requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on these proposals and will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the vote for these proposals.

Ratification of Independent Registered Public Accounting Firm

Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005, as specified in Proposal No. 5, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote. If this selection is not ratified by our stockholders, the audit committee may reconsider its recommendation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH DOES IT COST?

Borland is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. Borland has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. The original solicitation of proxies by mail may be supplemented by telephone, fax, Internet and personal solicitation by our directors, officers or other regular employees. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies for approximately $9,000 plus out of pocket expenses.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

If you are a stockholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our annual meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you may have submitted.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

Stockholders of record can choose one of the following three ways to vote:

(1)	By mail: Please sign, date and return the enclosed proxy card in the enclosed pre-paid envelope.

(2)	By telephone: Call the phone number on your proxy card and follow the instructions.

(3)	Via the Internet: Access the web address indicated on your proxy card and follow the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Borland. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other agent or nominee. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy form.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

If the proxy does not specify how your shares are to be voted, your shares represented by the proxy card will be voted as follows:

(1)	FOR the election of the two nominees for director proposed by the board of directors,

(2)	FOR the approval of the amendment to our Restated Certificate of Incorporation,

(3)	FOR the approval of the amendments to our 2002 Stock Incentive Plan,

(4)	FOR the approval of the amendment to our 1999 Employee Stock Purchase Plan, and

(5)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

HAS THE BORLAND BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

The Borland board of directors recommends that you vote “FOR” the election of its two nominees for director, “FOR” the amendment to our Restated Certificate of Incorporation, “FOR” the amendment to our 2002 Stock Incentive Plan, “FOR” the amendment to our 1999 Employee Stock Purchase Plan, and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Borland’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

CAN I CHANGE MY VOTE?

You may revoke your proxy by doing any of the following:

(1)	Send a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, that is received before the vote is taken at the annual meeting.

(2)	Execute and deliver a later dated proxy (including a proxy by telephone or via the Internet) that is received before the vote is taken at the annual meeting.

(3)	Vote in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Borland Software Corporation

100 Enterprise Way

Scotts Valley, CA 95066-3249

Attention: Timothy J. Stevens, Corporate Secretary

WHO DO I CONTACT FOR HELP?

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 State Street, 10th Floor

New York, New York 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (800) 501-4524

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our board of directors is currently divided into three classes. The directors in each class serve terms of three years and until each of their respective successors have been duly elected and qualified or, if earlier, upon the director’s death, resignation or removal.

Under our Restated Certificate of Incorporation (“Restated Certificate”), as currently in effect, the term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. This year the term of four directors will expire, and two of those directors are standing for reelection. Our other directors have terms in office that expire in later years, as indicated below. If the proposed amendment to the Restated Certificate to eliminate the classification of the board is approved, this year’s nominees will be elected for one-year terms expiring at the 2006 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. If the proposed amendment to the Restated Certificate is not approved, these nominees will be elected for three-year terms expiring at the 2008 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. For information about the proposed amendment to the Restated Certificate, see “Proposal No. 2—Approval of Amendment to our Restated Certificate of Incorporation.”

Our board’s nominees are John F. Olsen and Gregory W. Slayton, both of whom are currently serving as directors. Mr. Olsen and Mr. Slayton were appointed as directors by our board on February 17, 2005. Shares represented by executed proxies will be voted, if authority is not withheld, for election of each of these nominees. If a nominee for any reason is unable or unwilling to serve, shares represented by executed proxies may be voted for a substitute nominee to be determined by our board of directors.

The name and age of each director, his position with the company and the year in which such director’s term expires is set forth below:

Name	Age	Position	Term Expires at the Annual Meeting Held in the Year
John F. Olsen	53	Director	2005
Gregory W. Slayton	45	Director	2005
Dale L. Fuller	46	President, Chief Executive Officer and Director	2006
William K. Hooper	49	Chairman of the Board	2006
Charles J. Robel	55	Director	2006
William F. Miller	79	Director	2007
T. Michael Nevens	55	Director	2007

BIOGRAPHICAL INFORMATION FOR NOMINEES AND CONTINUING DIRECTORS

NOMINEES FOR ELECTION

John F. Olsen

Mr. Olsen has served as a director since February 2005. Since 2004, Mr. Olsen has been a private investor. From 2001 to 2004, Mr. Olsen served as President and Chief Operating Officer of Business Objects, a provider of business intelligence solutions. Prior to joining Business Objects, he was President and Chief Executive Officer of Marimba, Inc., a provider of Internet infrastructure management solutions from July 2000 to October 2000. From 1993 to 2000, Mr. Olsen served as president of the Design Realization Group of Cadence Design

Systems, Inc. Before joining Cadence in 1993, Mr. Olsen held the position of partner, Strategic Services, at KPMG Peat Marwick. Mr. Olsen holds a Master of Science degree in Management Science from the University of South Florida, and a Bachelor of Science degree in Industrial Engineering from Iowa State University.

Gregory W. Slayton

Mr. Slayton has served as a director since February 2005. Since September 2001, Mr. Slayton has been Managing Director of Slayton Capital, a high-technology venture capital firm. From September 2001 to December 2002, Mr. Slayton was the Chairman of ClickAction, Inc., formerly a publicly traded company that developed email marketing automation solutions before being sold to Info USA. From December 1997 to September 2001, Mr. Slayton was the President, Chief Executive Officer and a director of ClickAction, Inc. Since 1998, Mr. Slayton has served on the board of directors for InTest Corporation, an independent designer, manufacturer and marketer of semiconductor automatic test equipment interface solutions and temperature management products. Mr. Slayton also served as a director of Quantum Corporation, a publicly traded manufacturer of hard disk drives and related products from 2000 to 2004. Mr. Slayton holds an M.B.A. from Harvard Business School, a Master of Arts in Asian Studies from the University of the Philippines as a Fulbright Scholar, and a Bachelor of Arts degree in economics from Dartmouth College.

DIRECTORS NOT STANDING FOR ELECTION

Dale L. Fuller

Mr. Fuller has served as our President and Chief Executive Officer since December 2000, and as Interim President and Chief Executive Officer from April 1999 to December 2000. He has been a director of Borland since April 1999.

William K. Hooper

Mr. Hooper has served as Chairman of the Board since May 2004 and as a director of Borland since May 1999. Mr. Hooper has served as the President of Monterey Plaza Hotel Corporation since 1994. Mr. Hooper was president of Woodside Hotels and Resorts Group Services Corporation from 1995 to 2004. Mr. Hooper also serves as an advisor to Acuity II Ventures, a venture capital investment fund. From 1982 to 1985, Mr. Hooper was a consultant with McKinsey and Company, a leading business management consulting firm. Mr. Hooper is a graduate of the Stanford Graduate School of Business and a graduate of Dartmouth College.

Charles J. Robel

Mr. Robel has served as a director of Borland since April 2003. Since June 2000, Mr. Robel has served as a General Partner and Chief Operating Officer for Hummer Winblad Venture Partners, a venture capital fund focused on software companies. From 1985 until 2000, Mr. Robel was a partner with PricewaterhouseCoopers LLP. Mr. Robel received a Bachelor of Science in Accounting from Arizona State University.

William F. Miller

Dr. Miller has served as a director of Borland since January 1996 and as the Chairman of the Board from 1996 to May 2004. Dr. Miller is the Herbert Hoover Professor Emeritus, Graduate School of Business, Stanford University, and President Emeritus of SRI International, one of the world’s largest independent research, technology development and consulting organizations, where he served as President and CEO for 11 years. He is also Professor Emeritus of Computer Science, School of Engineering, Stanford University. Dr. Miller has previously served on the boards of directors of a number of publicly-traded companies, including Wells Fargo and Co. and Fireman’s Fund Insurance Company (which was acquired by Allianz A.G. of Munich, Germany in 1991). Dr. Miller currently serves on the boards of the following private companies: Sentius Corporation, Nanostellar, Inc. and Handysoft Global, Inc. Dr. Miller holds an honorary doctorate, PhD, Masters and Bachelor degrees from Purdue University. He is a life member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences, a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE), and a Fellow of the American Association for the Advancement of Sciences.

T. Michael Nevens

Mr. Nevens has served as a director of Borland since February 2004. Since 2002, Mr. Nevens has been a private investor. From 1995 to 2000, Mr. Nevens served as a director and was managing partner of the Global High Tech Practice of McKinsey & Company, a leading business management consulting firm. During his tenure at McKinsey, Mr. Nevens founded and was chairman of its IT Vendor Relations Committee, and counseled clients in the computer, software, networking, semiconductor, aerospace and telecommunications industries. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University. Mr. Nevens currently serves as a member of the board of directors of Memec, Inc., Broadvision, and Exeros. He is also a member of the Advisory Council of the Mendoza School of Business at the University of Notre Dame and is Chairman of the California Technology Advisory Peer Group.

HOW ARE DIRECTORS COMPENSATED?

It is the general policy of the board that compensation for non-employee directors should be a mix of cash and equity-based compensation. Other than as provided below, there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2004 for service as a director. We do not provide any retirement benefits or other perquisites to our directors.

Fees

We pay cash fees to each non-employee director for his or her services. Fees paid include an annual retainer of $20,000 and a flat fee, subject to certain fee caps described below, for attendance at each meeting of our board of directors and for attendance at each meeting of a board committee on which they serve as follows:

Regularly Scheduled Board of Directors Meetings
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Special Telephonic Board Meetings (fees limited to 10 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Audit Committee Meetings (fees limited to 10 meetings per year)
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Compensation Committee Meetings (fees limited to 6 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Corporate Governance Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Nominating Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$500 per meeting
Chairman	$750 per meeting

The sole employee director receives no additional cash compensation for his service on our board or any board committee. All directors are reimbursed for their expenses in connection with their service on the board and its committees.

Stock Options

Under the automatic option grant program in effect under our 2002 Stock Incentive Plan, eligible non-employee members of our board of directors receive a series of option grants over their period of board service. Those option grants are as follows:

Initial Grant.    At the time of his or her initial election or appointment to the board, each new non-employee board member receives an option grant for 30,000 shares of our common stock, provided such individual has not previously been in our employ.

Annual Grant.    On the first trading day in July each year, each individual who is at that time serving as a non-employee board member receives one or more automatic stock option grants in accordance with the following formula:

(i) Each non-employee board member on that annual grant date receives an option for 12,500 shares of our common stock, except that the chairperson of our board of directors receives an option grant for 17,500 shares.

(ii) Each non-employee board member who is serving as a member of any of our board committees also receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving on the annual grant date.

(iii) Each non-employee board member who is also serving as the chairperson of any board committee at that time receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving as chairperson on the annual grant date.

There is no limit on the number of annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in our employ are eligible to receive one or more annual grants over their period of board service.

Each automatic grant has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years, subject to earlier termination upon the later of (i) twelve months after the date of the optionee’s cessation of board service for any reason or (ii) three months after the date the optionee is first free to sell the option shares without contravention of applicable federal and state securities laws. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, should the optionee cease board service prior to vesting in those shares.

The shares subject to each initial and annual automatic option grant vest as follows: one-third of those option shares vest upon the optionee’s completion of one year of board service measured from the grant date of that option, and the remaining option shares vest in a series of twenty-four successive equal monthly installments upon the optionee’s completion of each of the next twenty-four months of continued board service thereafter. However, the shares subject to each initial and annual option grant vest in full on an accelerated basis should we experience certain changes in control or ownership or should the optionee die or become disabled during his or her period of board service.

The following sets forth the cash and equity-based compensation for non-employee directors in 2004:

Name of Non-Employee Director	Annual Retainer	Board Meeting Fees	Committee Meeting Fees	Total Cash Compensation	Number of Option Shares Granted
Robert Dickerson	$20,000.00	$13,000.00	$2,000.00	$35,000.00	13,500
William K. Hooper	$20,000.00	$16,000.00	$29,500.00	$65,500.00	20,500
Robert H. Kohn	$20,000.00	$14,000.00	$3,000.00	$37,000.00	14,500
William F. Miller	$20,000.00	$16,000.00	$21,500.00	$57,500.00	13,500
T. Michael Nevens(1)(2)	$17,032.97	$10,000.00	$16,500.00	$43,532.97	45,500
Charles J. Robel	$20,000.00	$14,000.00	$35,000.00	$69,000.00	15,000
Laura S. Unger(1)(3)	$12,771.85	$11,000.00	$9,500.00	$33,271.85	16,500

(1)	Annual retainer is prorated to reflect time served on the board.
(2)	Mr. Nevens joined the board in February 2004.
(3)	Ms. Unger served on the board until August 2004.

HOW MANY MEETINGS HAVE THE BOARD OF DIRECTORS AND ITS COMMITTEES HELD?

Our board of directors has standing audit, compensation, corporate governance and nominating committees. During fiscal year 2004, the board held 8 meetings and its committees collectively held a total of 30 meetings. During our fiscal year ended December 31, 2004, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board (held during the period in which he or she was a director) and (2) the total number of meetings held by all committees of the board upon which such director served (during the period that he or she was a director).

The following table sets forth the committees of the board, the number of meetings held by the board and its committees and the membership of each committee during the year ended December 31, 2004.

MEMBERSHIP ROSTER

Name	Board	Audit	Compensation	Corporate Governance	Nominating
Robert Dickerson	X			X
Dale L. Fuller	X
William K. Hooper	X	X	X		X
Robert H. Kohn	X			X
William F. Miller(1)	X	X	X		X
T. Michael Nevens(2)	X	X	X
Charles J. Robel(3)	X	X	X		X
Laura S. Unger(4)	X		X	X	X
Meetings held in 2004	8	12	7	4	7

(1)	Dr. Miller served on the compensation and nominating committees from January until May 2004.
(2)	Mr. Nevens joined the board in February 2004 and was appointed to serve on the audit and compensation committees in May 2004.
(3)	Mr. Robel served on the compensation committee from January until May 2004 and was re-appointed to serve on the compensation committee in October 2004.
(4)	Ms. Unger served on the board until August 2004.

INFORMATION CONCERNING DIRECTOR INDEPENDENCE AND BOARD COMMITTEES

Our board of directors is currently composed of nine (9) directors, seven (7) of whom are independent under the Nasdaq listing standards. Following the election of directors at the annual meeting, the board will consist of seven (7) directors, five (5) of whom will be independent under the Nasdaq listing standards. Our board of directors has determined that each of our non-employee directors, other than Gregory W. Slayton, is an independent director under the Nasdaq listing standards. For more information about our relationship with Mr. Slayton, see “Certain Relationships and Related Transactions.” Our Chief Executive Officer is the only member of management serving as a director.

Each of our board committees is governed by a charter, a current copy of which is available on our corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Board committee charters are also available in print to stockholders upon request, addressed to the Corporate Secretary, at 100 Enterprise Way, Scotts Valley, CA 95006-3249.

Audit Committee

Our audit committee currently consists of Charles J. Robel (Chairman), William F. Miller, William K. Hooper, and T. Michael Nevens, each of whom is an independent director under the Nasdaq listing standards. The board of directors has determined that Mr. Robel is an “audit committee financial expert” as such term is defined in applicable rules and regulations based on, among other things, his education and experience as a public accountant and partner of a venture capital fund. Mr. Robel served as a partner with PricewaterhouseCoopers LLP from 1985 until 2000. Stockholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission (“SEC”) related to Mr. Robel’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Robel any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not effect the duties, obligations or liability of any other member of the audit committee or the board. The formal report of our audit committee can be found on page 38 of this proxy statement. The audit committee’s responsibilities include, among other things:

•	the oversight of the quality of our financial statements and our compliance with legal and regulatory requirements;

•	the selection, evaluation and oversight of our independent registered public accountants, including conducting a review of their independence, determining fees for our independent registered public accountants, overseeing the independent registered public accountants’ audit work, and reviewing and pre-approving any non-audit services that may be performed by them;

•	the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and the application of accounting principles and any material related-party transactions; and

•	the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

Compensation Committee

Our compensation committee currently consists of T. Michael Nevens (Chairman), William K. Hooper, and Charles J. Robel, each of whom is an independent director under the Nasdaq listing standards. The formal report of our compensation committee can be found on page 45 of this proxy statement. Our compensation committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer. Our compensation committee’s responsibilities include, among other things:

•	approving the compensation for the chief executive officer and other executive officers;

•	approving change in control agreements and accelerated vesting of equity awards;

•	recommending to the board equity-based compensation plans and making grants of stock options and other awards, except that the committee may delegate (and has delegated) the authority to make grants other than to executive officers to a committee of corporate officers; and

•	advising the board on Borland’s compensation and benefits matters, including making recommendations regarding stock plans, bonus plans, profit sharing plans, incentive compensation plans and retirement plans.

Corporate Governance Committee

Our corporate governance committee currently consists of Robert H. Kohn (Chairman) and Robert Dickerson, each of whom is an independent director under the Nasdaq listing standards. The purpose of the corporate governance committee is to oversee corporate governance and other organizational matters. The corporate governance committee’s responsibilities include, among other things:

•	monitoring developments and compliance with the Sarbanes-Oxley Act of 2002 and related rules and regulations adopted by the SEC and the Nasdaq;

•	monitoring our overall corporate governance and corporate compliance program;

•	reviewing and adopting policies governing the qualification and composition of the board of directors;

•	serving as a forum for ideas and suggestions to improve the quality of stewardship provided by the board;

•	recommending remuneration for non-employee board members;

•	reviewing and making recommendations to the board regarding board structure, including establishing criteria for committee membership, recommending processes for new board member orientation, and reviewing and monitoring the performance of incumbent directors;

•	recommending to the board action with respect to implementing resignation, retention and retirement policies of the board;

•	reviewing the role and effectiveness of the board, the respective board committees and the directors in Borland’s corporate governance process; and

•	reviewing and making recommendations to the board regarding the nature and duties of board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the board.

Nominating Committee

Our nominating committee currently consists of William K. Hooper (Chairman) and Charles J. Robel, each of whom is an independent director under the Nasdaq listing standards. The purpose of the nominating committee is to identify, screen and recommend to the board of directors qualified candidates to serve as directors. The nominating committee’s responsibilities include, among other things:

•	reviewing qualified candidates to serve as directors;

•	aiding in attracting qualified candidates to serve on the board of directors;

•	considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by Borland’s stockholders, directors, officers, employees and others; and

•	recommending to the full board of directors nominees for new and vacant positions on the board of directors and providing profiles of the qualifications of the candidates.

Director Nomination Procedures.    The nominating committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating committee will take into consideration the needs of the board and the qualifications of the candidate. The nominating committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Borland stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the company and the person’s consent to be named as a director if selected by the nominating committee and nominated by the board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 100 Enterprise Way, Scotts Valley, CA 95006-3249 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

The nominating committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the board, and independence from management and the company. The nominating committee also seeks to have the board represent a diversity of backgrounds and experience.

The nominating committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The committee looks for persons meeting the criteria above, and takes note of individuals who have had a change in circumstances that might make them available to serve on the board—for example, retirement as a CEO or CFO of a public company. The nominating committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

Once a person has been identified by the nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the nominating committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Mr. Olsen and Mr. Slayton, were appointed to our board of directors in February 2005. Mr. Olsen was recommended to the nominating committee by William K. Hooper, a non-management director who is chairman of the board, and Mr. Slayton was recommended to the nominating committee by Dale L. Fuller, Borland’s President and Chief Executive Officer.

Stockholder Communications with Directors

The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 100 Enterprise Way, Scotts Valley, CA 95066-3249.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Meeting

It is our policy that each of our directors attend the annual meeting. All of our directors were in attendance at the 2004 annual meeting.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Practices

We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines. A copy of the corporate governance guidelines may be found at the corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Below are some highlights of Borland’s corporate governance practices:

•	Board Independence. We believe that the board should be comprised of a substantial majority of independent directors and that no more than two (2) management executives may serve on the board at the same time. Currently, the board has nine (9) directors, seven (7) of whom are independent directors under the Nasdaq listing standards and only one of whom is a member of management. Following the election of directors at the annual meeting, the board will consist of seven (7) directors, five (5) of whom will be independent under the Nasdaq listing standards and only one of whom would be member of management.

•	Board Committees. The audit, compensation and nominating committees consist entirely of independent directors.

•	Chairman, CEO and Lead Independent Director. In 2004, the offices of Chairman and Chief Executive Officer were held by two different people and the position of Chairman was held by an independent director. In the event the Chairman is not an independent director, the board’s policy is to designate one of the independent directors to serve as the Lead Independent Director.

•	Executive Session of Independent Directors. The board’s current practice is to hold an executive session of its independent directors at least once a quarter. In 2004, the independent members of our board of directors met in executive session four times (at each quarterly board meeting).

•	Independent Advisors. The board and each committee has the power to hire independent legal, financial or other advisors at any time as they deem necessary and appropriate to fulfill their board and committee responsibilities.

•	Declassification of the Board. The board unanimously approved, subject to stockholder approval at this meeting, an amendment to our Restated Certification of Incorporation to eliminate the classified structure of the board.

•	Directors Are Subject to our Code of Conduct. Board members must act at all times in accordance with the requirements of our Code of Conduct. This obligation includes adherence to our policies with respect to conflicts of interest, ethical conduct in business dealings and respect for and compliance with applicable law. Any requested waiver of the requirements of the Code of Conduct with respect to any individual director or executive officer must be reported to, and subject to, the approval of the board, or the audit committee.

•	Limitation on Public Company Directorships. In March 2005, the board unanimously approved an amendment to our Corporate Governance Guidelines to limit the number of public company directorships on which our directors may serve to four (4) or less, including Borland’s board of directors.

•	Board Engagement. The board has regularly scheduled presentations from Borland’s finance, products, sales and marketing departments. The board’s annual agenda also includes, among other items, the long-term strategic plan for the company as well as management succession planning.

•	Self-Evaluation. The board has instituted a process whereby the board and its members are subject to periodic self-evaluation and self-assessment. In January 2005, the board participated in and completed a self-evaluation.

•	No Corporate Loans. As part of its amendment to the 2002 Stock Incentive Plan, the board has revised the plan to remove the company’s ability to provide corporate loans to employees for the exercise of stock options. During 2004, we did not provide loans to any employee to exercise stock options.

•	New Director Orientation. The board works with management to schedule a new-director orientation program. The orientation program is designed to familiarize new directors with our businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities.

Code of Conduct

On November 3, 2004, our board of directors adopted a new Code of Conduct. The nature of the amendment to the code of conduct was to consolidate and streamline our three existing codes of conduct into one comprehensive and easy-to-understand code of conduct that would be applicable to all employees, officers (including our Chief Executive Officer, Chief Financial Officer and Worldwide Controller) and directors. The code is available on our website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Amendments to, and waivers from, the code of conduct will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards.

Whistleblower Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of the company’s code of conduct or other company policy and to report any ethical concerns.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE BOARD’S TWO NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

We are seeking approval of an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to eliminate the classification of our board of directors. If the amendment to our Restated Certificate (the “Amendment”) is approved by stockholders then a corresponding amendment will be made to our Restated Bylaws.

Our board of directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. At our 2004 Annual Meeting of Stockholders, stockholders approved a proposal requesting that the board take the necessary steps to declassify the board of directors. The board previously said it would follow the direction of stockholders voting on the proposal, and the proposal was approved by the stockholders. Therefore, on March 11, 2005, the board of directors unanimously approved, subject to stockholder approval at this annual meeting, the Amendment to eliminate the classification of the board of directors. If the Amendment to the Restated Certificate is approved:

(a) the directors elected at this annual meeting will be elected for a one-year term, and those directors, together with the directors previously elected at our 2003 annual meeting, will stand for election at our 2006 annual meeting for a one-year term; and

(b) the directors previously elected at our 2004 annual meeting will serve out the remainder of their current three-year term, and will stand for election at our 2007 annual meeting, together with all other directors, for a one-year term.

All directors who may be appointed after the annual meeting would be appointed for an initial term ending at the next annual meeting. If the Amendment is not approved by stockholders at this annual meeting, the board of directors will remain classified, and the directors elected at the meeting will be Class I directors, and will serve a three-year term expiring at our 2008 annual meeting.

The text of the proposed Amendment is attached as Annex A to this proxy statement, and the text of the proposed corresponding amendment to our bylaws is attached as Annex B to this proxy statement; in each Annex deletions are indicated by strikeout and additions are indicated by brackets.

The board of directors believes that the proposed Amendment to the Restated Certificate is in the best interests of Borland and its stockholders and, therefore, recommends that stockholders vote FOR this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR 2002 STOCK INCENTIVE PLAN

PROPOSED AMENDMENT

We are seeking approval of certain amendments of the 2002 Stock Incentive Plan (the “2002 Plan”). In order to revise the plan for recent developments and to ensure that we will continue to have a sufficient number of shares available to provide employees and directors with stock awards, our board of directors unanimously adopted amendments to our 2002 Plan on March 11, 2005, subject to approval by our stockholders. The amendments will (i) increase the number of shares available for grant by 4,000,000 shares; (ii) allow certain shares subject to outstanding awards that are not issued to return to the share reserve; and (iii) provide for certain other amendments to update the 2002 Plan. The proposed amendments to the 2002 Plan are described more fully below under the Executive Summary.

REASONS FOR THE AMENDMENTS

We make periodic grants of stock options to eligible employees. Frequently, this occurs upon commencement of employment or following a significant change in job responsibilities. In awarding stock options or other equity awards, we consider individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options and other equity awards already held by the individual and the total number of stock options and other equity awards to be awarded. Borland will benefit from the proposed increase in the number of shares available for issuance under our 2002 Plan and from the ability of certain shares that are subject to outstanding awards to return to the share reserve. These additional shares will allow us to continue to grant options and other equity awards as incentives to our current and newly-hired employees.

Approval of the amendment to the 2002 Plan is intended to enable us to achieve the following objectives:

1. The ability to attract top talent and focus employees on thinking and acting like stockholders.    Borland operates in very competitive high-technology markets and has embarked on a broad strategy to expand its business and deliver deeper enterprise solutions to its customers. Key to executing this strategy is: (i) building a world-class work force, (ii) developing and reinforcing a culture of solving customer problems, growing the business and delivering excellence in everything we do, and (iii) implementing compensation programs that support this culture by directly aligning employee interests with stockholder interests. We believe our practice of granting stock options and other awards to employees is essential in helping us meet our mission and has been a strong contributor in securing top talent to drive our business. This is especially the case for us as a software company, where our single most significant asset is our people. Approval of the amendment to the 2002 Plan will enable us to build upon our mission as we seek to grow the business.

2. The ability to utilize various equity vehicles, as deemed appropriate by our compensation committee, allow us to maintain our competitive ability to attract, retain and motivate employees at all levels.    Borland has historically utilized stock options as its primary form of equity compensation. We intend to continue to use stock options as our primary form of equity compensation, but may use other forms of equity compensation on a limited basis as necessary for the attraction, retention and motivation of employees. The proposed amendments to the 2002 Plan will provide us with the flexibility to utilize different forms of equity compensation such as share right awards and stock appreciation rights.

3. The furtherance of many compensation and governance best practices.    Several of the features of our 2002 Plan, including proposed amendments, are designed to align our interests with that of our stockholders. For example, the 2002 Plan prohibits stock option repricing, as well as the use of discounted stock options and reload option grants, contains no evergreen features (evergreen features provide for automatic replenishment of authorized shares available under the plan) and prohibits the use of loans to pay the option exercise price or the purchase price for restricted stock.

We strongly believe that our stock option programs and emphasis on employee stock ownership have been integral to our success in the past and will be important to our ability to achieve consistently superior performance in the years ahead. We believe that consistently superior performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and stockholder returns. Therefore, we consider approval of the amendments to the 2002 Plan vital to Borland’s future success.

DESCRIPTION OF THE 2002 STOCK INCENTIVE PLAN

On March 18, 2002, our board of directors adopted a new stock incentive plan, the Borland Software Corporation 2002 Stock Incentive Plan, which was approved by stockholders at the 2002 Annual Meeting of Stockholders. As of February 28, 2005, options for 3,752,661 shares of our common stock, and 171,000 shares of restricted stock were outstanding under our 2002 Plan, and another 852,198 shares of our common stock remained available for future awards under this plan. We also maintain certain other equity plans. For more information, see “Equity Compensation Plan Information” on page 28 of this proxy statement.

The following summary of the principal features of the 2002 Plan, including the proposed amendments, does not purport to be complete and is qualified in its entirety by reference to the specific language of the 2002 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may receive one upon written request to Borland Investor Relations at 20450 Stevens Creek Boulevard, Suite 800, Cupertino, California, 95014.

Executive Summary

The following is an executive summary of the key provisions of our 2002 Plan, including the proposed amendments:

Proposed Amendments to 2002 Plan:

•	4,000,000 share increase to shares authorized for issuance under the 2002 Plan from 5,000,000 to 9,000,000 total shares.

•	Elimination of financial assistance, or loans, from the company in order to pay for exercise option price or the purchase price for restricted stock.

•	Addition of a “recycling” provision, which permits the regrant of shares, which were not issued or are retained in connection with awards, such as shares cancelled upon a net exercise of a stock option, shares not issued upon the exercise of a stock appreciation right or shares withheld to meet the tax withholding obligations of an award holder for an award granted under the 2002 Plan.

•	Prohibition on option and stock appreciation right repricing without stockholder approval.

•	Removal of Salary Investment Option Grant Program.

•	Clarification of stock issuance program to clearly permit the grant of share right awards and the payment of stock issuances with any form of legal consideration, including service rendered either during a vesting period or to achieve performance criteria.

•	Addition of the ability to grant performance awards payable in stock or cash that qualify for the “performance-based” compensation exemption from the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m) and the Code, respectively.

•	Additional amendments to clarify the meaning of various provisions under the 2002 Plan.

Plan Term:    The 2002 Plan shall terminate upon the earliest to occur of (i) March 15, 2012, (ii) the date on which all shares available for issuance under the plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding awards in connection with a change in control.

Eligible Participants:    All employees, non-employees board members and independent consultants of the company, where legally eligible to participate, are eligible to participate in the discretionary option grant and stock issuance programs. Participation in the automatic option grant program is limited to the non-employee members of our board of directors.

Shares Authorized:    With this 4,000,000-share increase, a total of 9,000,000 shares, subject to adjustment by the plan administrator to reflect stock splits and similar changes in capitalization (as described below in the subsection “Changes in Capitalization” under the section “General Provisions”), will be authorized for issuance under the 2002 Plan.

Equity Award Types:

(1)	Non-qualified and incentive stock options

(2)	Restricted stock and stock bonuses

(3)	Share right awards

(4)	Stock appreciation rights

Award Terms:    Stock options and stock appreciation rights will have a term no longer than ten (10) years.

162(m) Share Limits:    No more than 1 million shares subject to awards granted under the 2002 Plan to any individual participant annually. In addition, no more than $5 million may be paid annually to any individual in cash under a performance bonus under the 2002 Plan.

Shares Authorized for Stock Issuance Program (Restricted Stock, Stock Bonuses and Share Rights):    Maximum of 15% of total number of shares authorized, or 1,350,000 shares (excluding shares withheld for taxes or shares forfeited or that we repurchase at no more than their original purchase price).

Vesting:    At the discretion of the plan administrator. However, to date, we have not issued any restricted stock to any individual participant which did not contain at least a five-year vesting schedule, and which did not provide for at least two-thirds of the restricted shares to vest in the final two years of the grant. Employee stock options usually vest over four years and expire ten years from the date of grant.

Not Permitted:

(1)	Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2)	Repricing or reducing the exercise price of a stock option or stock appreciation right without stockholder approval.

(3)	Use of loans to pay the option exercise price or the purchase price for restricted stock.

(4)	Evergreen or automatic reload of shares authorized for issuance under the 2002 Plan.

Equity Incentive Programs

The 2002 Plan consists of three separate equity incentive programs: (i) the discretionary option/stock appreciation right grant program, (ii) the stock issuance program, and (iii) the automatic option grant program for our non-employee board members. The principal features of each program are described below.

Administration

The compensation committee of our board of directors has the exclusive authority to administer the discretionary option/stock appreciation right grant and stock issuance programs with respect to option and stock appreciation right grants and stock issuances, including share right awards, made to our executive officers and non-employee board members and also has the authority to grant such awards under the 2002 Plan to all other eligible individuals. However, our board of directors appointed a secondary committee of several senior members of our management team to have separate but concurrent authority with the compensation committee to grant such awards under the 2002 Plan to individuals other than officers subject to Section 16 of the Exchange Act and non-employee board members. As part of its delegation to the secondary committee, the compensation committee has imposed certain parameters to grant awards, including, but not limited to, limitations on individual and aggregate option award amounts, strict adherence to standard vesting schedules, and prohibition on accelerated vesting provisions.

The plan administrator, as used in this summary, means our compensation committee and any secondary committee of board members or officers, to the extent each such entity is acting within the scope of its administrative authority under the 2002 Plan. However, neither the compensation committee nor any secondary committee may exercise any administrative discretion under the automatic option grant program. All grants under that program are made in strict compliance with the express provisions of that program.

Share Reserve

With this amendment, 9,000,000 shares of our common stock will be reserved for issuance during the term of the 2002 Plan and a total of 9,000,000 shares of our common stock may be issued as incentive stock options. In no event, may more than fifteen percent (15%) of the total number of shares of common stock authorized for issuance under the 2002 Plan (1,350,000 shares) be issued under the stock issuance program (excluding shares withheld for taxes or unvested shares that are either forfeited or repurchased at or less than their original purchase price). In addition, no participant in the 2002 Plan may receive awards under the 2002 Plan for more than 1,000,000 shares of our common stock in total per calendar year, subject to adjustment for capitalization adjustments. This per person limitation on awards granted under our 2002 Plan, together with the fact that stock option and stock appreciation right grants to our executive officers will be made by the compensation committee and will have an exercise price per share equal to the fair market value per share of our common stock on the date of grant, should ensure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary option/stock appreciation right grant program or the subsequent sale of the shares purchased under such options or rights will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). This per person limitation on awards granted under the 2002 Plan, together with the fact that such stock issuances to our executive officers will be made by the compensation committee and that stock issuances may be subject to certain objective performance criteria (as described in the stock issuance section below) should allow us to grant stock issuances that will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

The shares of common stock issuable under the 2002 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to any outstanding options or stock appreciation rights under the 2002 Plan that expire, are cancelled or otherwise terminate for any reason prior to exercise will be available for subsequent issuance. Shares subject to any outstanding share right award under the 2002 Plan that expire, are cancelled or otherwise terminate for any reason prior to the issuance of such shares will be available for subsequent issuance. Unvested shares issued under the 2002 Plan that are forfeited or we subsequently purchase, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2002 Plan, will be added back to the number of shares reserved for issuance under the 2002 Plan and will accordingly be available for subsequent issuance. In addition, (i) upon the exercise of a stock appreciation right; or (ii) if the exercise price of an option under the 2002 Plan is paid with shares of our common stock (either shares previously held by the individual exercising the option or shares deducted from the option) or (iii) if shares of our common stock otherwise issuable under the 2002 Plan are withheld by us in satisfaction of the withholding taxes incurred in connection with the an option, stock appreciation right or stock issuance, then the number of shares of our common stock available for issuance under the 2002 Plan shall be reduced by the net number of shares issued to the holder of the option, right or stock issuance, and not by the gross number of shares of our common stock for which the option or right is exercised or which vest or are issued under the stock issuance.

Eligibility

Officers and employees, non-employee board members and independent consultants in our service or in the service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the discretionary option/stock appreciation right grant and stock issuance programs. Only our employees may receive incentive stock options under the discretionary option/stock appreciation right grant program. Participation in the automatic option grant program is limited to the non-employee members of our board of directors.

As of February 28, 2005, approximately 1,050 employees, including five named executive officers and eight non-employee board members, participated in the discretionary option grant and stock issuance programs of the 2002 Plan. The eight non-employee board members were also eligible to participate in the automatic option grant program.

Valuation

The fair market value per share of our common stock on any relevant date under the 2002 Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On February 28, 2005, the fair market value per share of our common stock determined on such basis was $8.35.

Discretionary Option/Stock Appreciation Right Grant Program

The plan administrator has complete discretion under the discretionary option/stock appreciation right grant program to determine which eligible individuals are to receive option and stock appreciation right grants, the time or times when those grants are to be made, the number of shares subject to each such grant (subject to the maximum annual grant limit as described above for purposes of Section 162(m)), the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule (if any) to be in effect for the option or rights grant and the maximum term for which any granted option or right is to remain outstanding (up to a maximum term of ten years).

Each granted option or right has an exercise price per share determined by the plan administrator, but the exercise price may not be less than one hundred percent of the fair market value of the our common stock on the grant date. The shares subject to each option or right generally vest in one or more installments over a specified period of service measured from the grant date, subject to the award holder’s continued service to us or one of our subsidiaries.

The exercise price of options granted under the 2002 Plan may be paid to us (to the extent permitted under applicable laws and regulations, including the Sarbanes-Oxley Act) either (i) in cash at the time the option is exercised, (ii) by delivery of other Borland common stock, (iii) if the option is exercised for vested shares, through a broker assisted sale of the option shares with a portion of the sales proceeds being remitted to us, (iv) by cancellation of a number of the shares subject to the option being exercised or (v) in any other form of legal consideration acceptable to the plan administrator. The stock option agreement for each grant specifies which of these methods may be used for the exercise of such option.

Upon cessation of service, the award holder has a limited period of time in which to exercise his or her outstanding options or stock appreciation rights to the extent exercisable for vested shares. The unvested portion of such awards will generally terminate as of the cessation of service. The plan administrator has complete discretion to extend the period following the award holder’s cessation of service during which his or her outstanding options or rights may be exercised and/or to accelerate the exercisability or vesting of such options or rights in whole or in part. Such discretion may be exercised at any time while the options or rights remain outstanding, whether before or after the award holder’s actual cessation of service.

Stock Issuance Program

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances, including share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share right award. In no event, however, may more than fifteen percent (15%) of the total number of shares of common stock authorized from time to time for issuance under the 2002 Plan be actually issued under the stock issuance program (excluding shares withheld for tax purposes or which are forfeited or which we repurchase at a price no greater than their original sales price) and no individual can receive more than 1,000,000 shares of our common stock under this program. Shares may be issued under the stock issuance program either (i) at a price per share not less than their fair market value, payable in cash; (ii) as a bonus for past services without any cash outlay required of the recipient; (iii) upon the attainment of designated performance goals or if the recipient remains in our service throughout a vesting period, without any cash outlay required of the recipient; or (iv) for any other form of legal consideration acceptable to the plan administrator.

Generally, the shares issued may be fully and immediately vested upon issuance (if issued for past services or a cash payment) or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

Outstanding share right awards under the program automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or vesting requirements established for such awards are not attained. The plan administrator, however, has the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or vesting requirements are not attained.

Performance Awards

In order to assure that the compensation attributable to cash bonuses and stock issuances, including share right awards, qualifies as “performance-based” compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m) of the Code, the plan administrator may, in its sole discretion, provide that those particular awards will be contingent upon the actual attainment of certain pre-established performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or subsidiaries. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Such awards will be structured to comply with all of the requirements of Section 162(m) in order to qualify as “performance-based” compensation.

Automatic Option Grant Program

See the discussion of the automatic option grant program for non-employee directors on page 10 of this proxy statement under the heading “How are Directors Compensated?”

GENERAL PROVISIONS

Change in Control

In the event we should experience a change in control transaction, each outstanding option, stock appreciation right, or share right award may be assumed, substituted for or continued by the successor corporation, and our outstanding repurchase rights with respect to any unvested shares issued under the 2002 Plan may be assigned to that successor corporation. To the extent that outstanding options, stock appreciation rights and share right awards are not assumed, substituted or continued such awards will terminate prior to the change in control. However, the plan administrator has the discretionary authority to structure such awards so that the vesting of the awards (including the lapse of any repurchase rights) will automatically accelerate in whole or in part in connection with the change in control. The vesting of outstanding shares (or lapse of any repurchase right) under the stock issuance program may also be structured to accelerate upon similar terms and conditions. In addition, the plan administrator has the discretionary authority to structure awards granted under the 2002 Plan so that the vesting of such awards (including the lapse of any repurchase rights) will automatically accelerate in whole or in part in connection with a hostile takeover. With respect to options granted under the automatic option grant program for non-employee directors, such options will become fully vested and exercisable immediately prior to a change in control or hostile takeover. To the extent such options are not assumed, substituted for or continued, the options will terminate prior to the change in control.

For the purposes of the 2002 Plan, a “change in control” generally will be deemed to occur in the event (i) we are acquired by merger in which there is a change in ownership of more than 50% of our outstanding voting stock, (ii) of a sale of all or substantially all of our assets, or (iii) any person or group becomes the beneficial owner of more than 30% of our outstanding voting stock. For the purposes of the 2002 Plan, a “hostile takeover” generally will be deemed to occur in the event (i) there is a change in the majority of our board without the approval of 2/3rds of the incumbent directors or their approved successors or (ii) any person or group becomes the beneficial owner of more than 30% of our outstanding voting stock. The acceleration of vesting in the event of a change in control or a hostile takeover may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Award Transferability

Awards granted under the 2002 Plan are not assignable or transferable, although options and stock appreciation rights may be transferred by will or the laws of inheritance following the award holder’s death. However, the plan administrator may structure one or more non-statutory options or stock appreciation rights granted under the 2002 Plan so that those options and rights will be transferable during the award holder’s lifetime to one or more members of the award holder’s family or to a trust established for one or more such family members or to the award holder’s former spouse, to the extent such transfer is in connection with the award holder’s estate or pursuant to a domestic relations order.

Changes in Capitalization

In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, reorganization, merger, stock dividend, stock split, combination of shares, exchange of shares or other change affecting our common stock as a class without our receipt of consideration appropriate adjustments will be made to (i) the maximum number, kind and/or class of securities issuable under the 2002 Plan, (ii) the maximum number, kind and/or class of securities for which any one person may be granted stock options, stock appreciation rights and direct stock issuances, including share right awards, under the 2002 Plan per calendar year, (iii) the number, kind and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number, kind and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right and (v) the number, kind and/or class of securities in effect under each outstanding share rights award. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2002 Plan or the outstanding awards thereunder.

Financial Assistance

The plan prohibits us from providing a loan to assist in financing the exercise of outstanding options or purchase of restricted stock.

Withholding of Shares

The plan administrator may permit a portion of the shares otherwise issuable to holders of options, stock appreciation rights or share issuances under the 2002 Plan be withheld in satisfaction of the withholding taxes to which such holders become subject in connection with the grant or exercise of those options or rights or the issuance or vesting of those shares. This share withholding may be either at the discretion of the plan administrator or the holder of the option, right or share issuance. In addition, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

Amendment and Termination

The board may amend or modify the 2002 Plan or any award granted under the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws, rules and regulations, including those of the NASD. No such amendment may adversely affect the rights and obligations with respect to awards outstanding under the Plan at the time of such amendment or modification unless the participant consents to such amendment or modification. Unless sooner terminated by the board, the 2002 Plan will terminate on the earliest of (i) March 15, 2012, (ii) the date on which all shares available for issuance under the 2002 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a change in control.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

Options granted under the discretionary option grant program may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. All options granted under the automatic option grant program are non-statutory options. The Federal income tax treatment for the two types of options is as follows:

Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions of purchased shares are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the shares are transferred upon exercise of the incentive option. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the lesser of the excess of (A) either (i) the fair market value of those shares on the exercise date or (ii) the amount realized upon the sale or other disposition of the purchased shares over (B) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then, generally, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of income recognized by the optionee on the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option with an exercise price equal to the fair market value of our common stock on the grant date. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and, if the optionee is our employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.    No taxable income is recognized by a right holder upon the grant of a stock appreciation right with an exercise price equal to the fair market value of our common stock on the grant date. The right holder will, in general, recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the issued shares on the exercise date over the exercise price of the right, and if the right holder is our employee, the right holder will be required to satisfy the tax withholding requirements applicable to such income.

Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the right holder with respect to the exercised stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the right holder.

Direct Stock Issuances

If shares granted as restricted stock are unvested and subject to forfeiture or repurchase by us in the event of the recipient’s termination of service prior to vesting in those shares, then the recipient will not recognize any taxable income at the time of receipt or purchase of the shares, but will have to report as ordinary income, as and when the shares vest and, if applicable, our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the shares vest and any repurchase right lapses over (ii) the price, if any, paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of receipt of the restricted stock an amount equal to the excess of (i) the fair market value of the shares on the date the shares were received or purchased over (ii) the price, if any, paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares vest and any repurchase right lapses. If the recipient of the shares is our employee, the recipient of the shares will be required to satisfy the tax withholding requirements applicable to such income.

With respect to share right awards, if such award is structured to comply with Section 409A of the Code, the award holder will recognize ordinary income at the time the shares are issued to the award holder in an amount equal to the fair market value of the shares issued. If the award holder is our employee, the award holder will be required to satisfy the tax withholding requirements applicable to such income.

Generally, subject to the limits of Section 162(m) of the Code, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient of the stock issuance. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by such recipient.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to or in excess of the fair market value of the option shares on the grant date will qualify as “performance-based” compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Section 162(m) of the Code. At this time, grants of restricted stock have not been structured to qualify as “performance-based” compensation. If the proposed amendments are approved, we will have the ability to structure stock and cash-based performance awards under the 2002 Plan that will qualify as “performance-based” compensation under Section 162(m) of the Code.

PLAN BENEFITS

Benefits obtained by our employees under our 2002 Plan are made on a discretionary basis by the plan administrator. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2002 Plan in 2005. As of February 28, 2005, no shares had been issued under the 2002 Plan on the basis of the 4,000,000-share increase subject to this proposal.

Stock Awards

The table below shows, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of common stock subject to option grants, together with the weighted average option exercise price payable per share, made under the Discretionary Option Grant Program of our 2002 Plan and the number of shares of restricted stock awarded under the Stock Issuance Program of our 2002 Plan, since the Plan’s inception.

Name and Position	Number of Shares Underlying Options Granted	Weighted Average Option Exercise Price Per Share	Number of Shares Underlying Stock Issuance Awards
Dale L. Fuller, President and Chief Executive Officer	500,000	$9.40	—
Kenneth R. Hahn, Senior Vice President and Chief Financial Officer	450,000	$10.23	50,000
Scott J. Arnold, Executive Vice President and Chief Operating Officer	150,000	$10.88	—
Timothy J. Stevens, Senior Vice President, General Counsel and Corporate Secretary	150,000	$10.88	—
Matthew A. Thompson, Senior Vice President of Worldwide Sales	150,000	$10.88	—
William K. Hooper, Chairman of the Board and Director	52,500	$9.15	—
Robert H. Kohn, Vice Chairman of the Board and Director	43,500	$9.24	—
William F. Miller, Director	53,500	$9.36	—
Robert Dickerson, Director	40,500	$9.24	—
Laura S. Unger, Former Director(1)	48,500	$9.23	—
Charles J. Robel, Director	62,000	$9.02	—
T. Michael Nevens, Director	45,500	$8.98	—
John F. Olsen, Director	30,000	$8.92	—
Gregory W. Slayton, Director	30,000	$8.92	—
In excess of 5% (not including current executive officers)	0		—
All current executive officers as a group (4 persons)	1,250,000	$10.06	50,000
All current non-employee directors as a group (8 persons)	357,500	$9.12	—
All employees, including all current officers who are not executive officers, as a group (486 persons)(2)	2,895,062	$9.31	130,000

(1)	Ms. Unger resigned from the board of directors in August 2004. 31,854 shares subject to option grants made to Ms. Unger under our 2002 Plan were cancelled upon her resignation.
(2)	Includes employees who may no longer be employed by us but who were granted options or restricted stock under the 2002 Plan.

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	12,408,381		$9.63	1,892,575	(2)
Equity compensation plans not approved by security holders	1,121,134	(3)	$10.06	620,512	(4)

Total(5)	13,529,515		$9.67	2,513,087

(1)	The information presented in columns (a) and (b) of this table excludes options we assumed in connection with acquisitions of other companies. As of February 28, 2005, 278,530 shares of our common stock were issuable upon the exercise of those assumed options, at a weighted average exercise price of $63.79 per share. In connection with these acquisitions, we assumed all stock options outstanding as of the close of the acquisition for the following companies: TogetherSoft Corporation, Starbase Corporation, Open Environment Corporation, and Visigenic Software, Inc. No equity awards have been issued by us under these plans after such acquisition. In general, these plans have terminated at the time of the acquisition, however, with respect to the TogetherSoft acquisition, the TogetherSoft Corporation 2000 Stock Plan, the TogetherSoft Corporation 2001 California Stock Plan, the TogetherSoft Corporation 2001 Non-U.S. Stock Plan and the TogetherSoft Corporation 2001 Officer Stock Plan were originally assumed and then terminated by our board effective April 23, 2003 without any equity awards having been granted under such TogetherSoft plans.
(2)	Consists of 852,198 shares that remain available for future grant under our 2002 Stock Incentive Plan, of which a maximum of 570,000 shares may currently be issued under the stock issuance program; 303,756 shares that remain available for future grant under the 1997 Stock Option Plan; and 736,618 shares that remain available for issuance under the 1999 Employee Stock Purchase Plan.
(3)	Consists of 18,928 options outstanding under our 1998 Nonstatutory Stock Option Plan; 937,562 options outstanding under our 2003 Supplemental Stock Option Plan; and 154,158 options outstanding under an individual stock option agreement between Borland and Dale L. Fuller.
(4)	Consists of 58,074 shares that remain available for future grants under our 1998 Non-Statutory Stock Option Plan and 562,438 shares that remain available under our 2003 Supplemental Stock Option Plan.
(5)	The total number of shares of common stock issuable upon exercise of outstanding options under all plans (including options assumed in acquisitions) is 13,808,045 shares, at a weighted average exercise price of $10.76 per share. The total number of shares of common stock outstanding as of February 28, 2005 was 80,473,339.

NON-STOCKHOLDER APPROVED PLANS

The following summary of the material features of our 1998 Nonstatutory Stock Option Plan, the 2003 Supplemental Stock Option Plan and the Dale L. Fuller Individual Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to specific language of such plans. Any stockholder who wishes to obtain a copy of the actual plan documents may receive them upon written request to Borland Investor Relations, 20450 Stevens Creek Blvd, Suite 800, Cupertino, California, 95014.

Features of the 1998 Nonstatutory Stock Option Plan

As of February 28, 2005, there were 18,928 shares subject to outstanding awards under the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”) and 58,074 shares available for future option grants out of total of 200,000 shares of common stock reserved for issuance under the 1998 Plan. The 1998 Plan provides for the grant to employees (excluding executive officers) and consultants of nonstatutory stock options with exercise prices not less than 85% of the fair market value of our common stock on the date of the grant and a maximum term of ten years. The board of directors has the power under the plan to determine who receives an option grant, and the terms of such option, including the number of shares subject to such option, the exercise price, the term and the vesting schedule. Options granted under the 1998 Plan generally have a term of ten years and vest over a period of four years following the date of grant. Our board of directors administers the plan and may delegate administration to a committee composed of members of the board. Our board of directors, in its sole discretion, may provide in any option agreement that, in the event of a change in control, the exercisability and vesting of the outstanding option shall accelerate upon such circumstances and to such extent as specified in the option agreement. Any options which are neither assumed or substituted for by the acquiring entity in connection with a change in control nor exercised as of the date of the change in control shall terminate and cease to be outstanding effective as of the date of the change in control. In the event of an ownership change event constituting a change in control where we are the surviving or continuing corporation then the outstanding options shall not terminate unless our board of directors otherwise provides in its sole discretion.

Features of the 2003 Supplemental Stock Option Plan

In January 2003, the board of directors approved the adoption of the 2003 Supplemental Stock Option Plan (the “2003 Plan”). The principal purpose of the 2003 Plan was to provide for inducement grants to incent employees to join Borland, including in connection with a merger or acquisition. As of February 28, 2005, we had reserved 1,500,000 shares of common stock for issuance under the 2003 Plan, and there were 937,562 shares subject to outstanding awards under the 2003 Plan and 562,438 shares available for future option grants. The 2003 Plan provides for the grant to: (i) employees and directors, who have not previously been an employee or director of the corporation, (ii) where the stock option grant is an inducement material to that person entering into employment with the corporation or membership on our board of directors. Under these requirements, persons who become employees as a result of a merger or acquisition will be eligible for the grant of stock options under the 2003 Plan. The grants consist of nonstatutory stock options with exercise prices not less than 100% of the fair market value of our common stock on the date of the grant and may have a maximum term of no more than ten years. The compensation committee of the board of directors or a majority of the independent directors on the board of directors has the power under the plan to determine who receives an option grant, and the terms of such option including the number of shares subject to such option, the exercise price, the term and the vesting schedule. Options granted under the 2003 Plan generally vest over a period of four years following the date of grant. None of the outstanding options under the 2003 Plan shall vest in whole or in part on an accelerated basis upon the occurrence of a change in control, however, the plan administrator shall have the discretionary authority to structure one or more option grants under the 2003 Plan so that each of those particular options shall automatically accelerate in whole or in part, immediately prior to the effective date of the change in control, and become exercisable for all the shares of common stock at the time subject to the accelerated portion of such option and may be exercised for any or all of those accelerated shares as fully vested shares of common stock.

Features of the Dale L. Fuller Individual Stock Option Agreement

On April 9, 1999, Mr. Fuller was granted an option to purchase 1,000,000 shares of common stock with an exercise price of $3.6250 (said price being the price of our common stock at the close of trading on April 9, 1999 as quoted on the Nasdaq National Market) under the Dale L. Fuller Individual Stock Option Agreement (the “Fuller Option Agreement”). Such option became fully vested as of March 31, 2003. The option is exercisable for 24 months following the termination of Mr. Fuller’s employment with Borland, but in no event beyond the term of the option, provided that, in the event such termination of employment follows a change in control (as defined in the option agreement), Mr. Fuller shall only have three months to exercise the option. As of February 28, 2005, there were 154,158 shares outstanding under the grant. Unless earlier terminated pursuant to the terms of the Fuller Option Agreement, the option expires ten years after the date of the grant.

STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the 2002 Plan. Should such stockholder approval not be obtained, then the 2002 Plan will continue in effect under its current terms without giving effect to these amendments, and option grants and stock issuances may continue to be made under the 2002 Plan until all the shares of common stock available for issuance under the 2002 Plan have been issued or until such plan expires.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

PLAN OVERVIEW

Our 1999 Employee Stock Purchase Plan (“Purchase Plan”) is intended to provide our employees with an opportunity to purchase shares of our common stock through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. We believe that our ability to provide our employees with an opportunity to purchase our common stock through the Purchase Plan is an important factor in attracting, retaining and motivating employees in a competitive marketplace.

PROPOSED AMENDMENT

To ensure that we will continue to have a sufficient number of shares available to provide employees with a stock purchase opportunity, our board of directors unanimously adopted an amendment to our Purchase Plan on March 11, 2005, subject to approval by our stockholders, to increase the number of shares of our common stock authorized for issuance under our Purchase Plan by 900,000 shares, from 3,100,000 shares to 4,000,000 shares. We are seeking stockholder approval of this amendment. Our last increase was in 2003 for 900,000 shares.

As of February 28, 2005, there were 736,618 shares of our common stock available for issuance under our Purchase Plan, not including the shares subject to this proposal. Our board believes that this number will not be sufficient to meet our anticipated needs.

DESCRIPTION OF 1999 EMPLOYEE STOCK PURCHASE PLAN

The following summary of the material features of our Purchase Plan (including the proposed amendment) does not purport to be complete and is qualified in its entirety by reference to the specific language of our Purchase Plan. A copy of our Purchase Plan is available to any of our stockholders upon written request to Borland Investor Relations at 20450 Stevens Creek Blvd, Suite 800, Cupertino, California 95014.

General

Each participant in our Purchase Plan is granted at the beginning of each offering period under the Purchase Plan the right to purchase through accumulated payroll deductions up to a number of shares of our common stock (a “Purchase Right”) determined on the first day of the offering. A participant may contribute up to 15% of his or her cash compensation for the offering period, subject to certain limitations on the maximum number of shares purchasable per purchase date. The Purchase Plan shares may be purchased by participants at a price not less than 85% of the lower of the fair market value of the common stock at the beginning of the offering period and the fair market value on the purchase date. The Purchase Right is automatically exercised on each purchase date during the offering, unless the participant has either withdrawn from participation in our Purchase Plan or terminated employee status prior to such purchase date.

Shares Authorized

Our stockholders have previously authorized the issuance of 3,100,000 shares of our common stock under our Purchase Plan. If this proposal is approved by our stockholders, the maximum aggregate number of shares of our common stock that could be issued under our Purchase Plan will be increased to 4,000,000 shares, of which approximately 2,363,382 shares have already been purchased and issued since the inception of the Purchase Plan, including 572,202 shares which were purchased during the year ended December 31, 2004. Appropriate adjustments will be made to the shares issuable under our Purchase Plan and to the shares subject to outstanding Purchase Rights and the purchase price per share, in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization of Borland. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

Plan Administration

Our Purchase Plan is administered by the compensation committee of our board. Subject to our Purchase Plan’s provisions, the compensation committee determines the terms and conditions of Purchase Rights granted under our Purchase Plan. The compensation committee or the board interprets the Purchase Plan and Purchase Rights granted under the Purchase Plan, and all of its determinations are final and binding. With certain limitations, our Purchase Plan provides for indemnification of any director, officer or employee against all liabilities, judgments and reasonable expenses, including attorneys’ fees, incurred in any legal action arising from that person’s actions in administering our Purchase Plan.

Eligibility

Any of our employees or any employees of any of our present or future parent or subsidiary corporations designated by the compensation committee for inclusion in our Purchase Plan is eligible to participate in an offering under our Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year, provided, however, that certain of our employees in foreign countries may not be eligible. However, no employee who owns or holds options to purchase, or who, as a result of participation in our Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations is eligible to participate in our Purchase Plan. As of February 28, 2005, approximately 1,129 of our employees, including our five named executive officers, were eligible to participate in our plan.

Offerings

Our Purchase Plan is implemented through two series of offerings, the terms of which we refer to as “Offering Periods.” A twelve-month “Annual Offering Period” will generally begin on or about December 1 of each year and a six-month “Half-Year Offering Period” will generally begin on or about June 1 of each year. An employee may not participate simultaneously in more than one offering. Generally, each Annual Offering Period is comprised of two six-month “Purchase Periods” ending on or about the last day of May and November of each year, while each Half-Year Offering Period is comprised of a single Purchase Period ending on or about the last day of November of each year. However, the compensation committee may establish a different term for one or more offerings or different commencement or ending dates for any Offering Period or Purchase Period.

Participation and Purchase of Shares

Participation in an offering under our Purchase Plan is limited to our eligible employees who authorize payroll deductions prior to the first day of an Offering Period. The first day of an Offering Period is known as the “Offering Date.” Payroll deductions may not exceed 15% (or such other rate as our board determines) of an employee’s cash compensation on each pay day during the Offering Period. The Purchase Plan shares may be purchased by participants at 85% of the lower of the fair market value of the common stock at the beginning of the offering period and the fair market value on the purchase date. An employee who becomes a participant in our Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from our Purchase Plan, becomes ineligible to participate or terminates employment.

The maximum number of shares a participant may purchase in an Annual Offering Period is 2,500 shares, and for a Half-Year Offering Period, 1,250 shares. As a further limitation, no participant may purchase shares of common stock under the Purchase Plan or any other employee stock purchase plan of Borland (or any parent or subsidiary of Borland) at a rate in excess of $25,000 worth of common stock (measured by the fair market value of the common stock on the first day of the Offering Period) for each calendar year his or her Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

Subject to any uniform limitations or notice requirements imposed by us, a participant may increase (up to the 15% maximum) or decrease his or her rate of payroll deductions or withdraw from our Purchase Plan at any time during an offering. Upon withdrawal or upon the participant’s termination of employment, we will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering.

If the fair market value of a share of our common stock on the Offering Date of the current Annual Offering Period in which our employees are participating is greater than the fair market value on the Offering Date of a concurrent Half-Year Offering Period, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the current Annual Offering Period after the first six-month Purchase Period and enrolled in the new Half-Year Offering Period.

On the last day of each Purchase Period (the “Purchase Date”), we issue to each participant in the offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the maximum number of shares which the participant may purchase for that offering. The price at which shares are sold under our Purchase Plan is established by the compensation committee, but in no event may be less than 85% of the lower of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. The closing price of our common stock on the Nasdaq National Market on March 17, 2005, the most recent practicable date prior to the printing of this proxy statement, was $8.32.

Any payroll deductions under our Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period or Offering Period, as the case may be.

Change in Control

In the event of a merger of Borland into another corporation or another “change in control” transaction as described in our Purchase Plan, the surviving corporation or its parent may assume Borland’s rights and obligations under our Purchase Plan. However, if such corporation does not assume the outstanding Purchase Rights, our board may elect to accelerate the purchase date to a date before the change in control. Any Purchase Rights not assumed or exercised prior to the change in control will generally terminate and any accumulated payroll deductions will be refunded to the participant without interest.

Termination or Amendment

Our Purchase Plan will continue until terminated by our board or until all of the shares reserved for issuance under our Purchase Plan have been issued. In addition, if our accountants advise us that the accounting treatment of purchases under the Plan will change in a manner that the board determines is detrimental to the best interests of Borland, then the board may, in its discretion, take any or all of the following actions: (i) terminate each Offering hereunder that is then ongoing as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering; (ii) set a new Purchase Date for each ongoing Offering and terminate such Offerings after the purchase of stock on such Purchase Date; (iii) amend the Plan and each ongoing Offering so that such Offerings will no longer have an accounting treatment that is detrimental to Borland’s best interests; (iv) terminate each ongoing Offering and refund any money contributed back to the participants.

Our board may at any time amend or terminate our Purchase Plan, except that the approval of our stockholders is required within twelve months of the adoption of any amendment (1) increasing the number of shares authorized for issuance under our Purchase Plan, or (2) changing the definition of the corporations which our board may designate as corporations whose employees may participate in our Purchase Plan.

PLAN BENEFITS

Benefits obtained by our employees under our Purchase Plan will depend on our employees’ individual elections to participate and the fair market value of our common stock at various future dates. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the Purchase Plan in 2005. As of February 28, 2005, no shares had been issued under the Purchase Plan on the basis of the 900,000-share increase subject to this proposal.

Purchases under the Plan

The table below shows, as to each of our Named Executive Officers and the other individuals and groups indicated, the number of shares of common stock purchased under the Purchase Plan from the inception of the plan through the most recent November 30, 2004 Purchase Date.

Name	Number of Purchased Shares	Weighted Average Purchase Price
Dale L. Fuller, President and Chief Executive Officer	9,679	$6.96
Kenneth R. Hahn, Senior Vice President and Chief Financial Officer	2,911	$7.53
Scott J. Arnold, Executive Vice President and Chief Operating Officer	2,500	$7.45
Timothy J. Stevens, Senior Vice President, General Counsel and Corporate Secretary	0	—
Matthew A. Thompson, Senior Vice President of Worldwide Sales	2,500	$7.45
In excess of 5% (not including current executive officers)	0	—
All current non-employee directors as a group (8 persons)	0	—
All current executive officers as a group (4 persons)	15,090	$7.15
All employees, including current officers who are not executive officers, as a group (968 persons) (1)	2,348,292	$6.72

(1)	Includes employees who may no longer be employed by us but who have participated in the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Borland, upon either the grant or the exercise of the Purchase Rights. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start of the offering period in which such shares are acquired or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Borland will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares are acquired or more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. Borland will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the Offering Period in which those shares were acquired will constitute ordinary income in the year of death.

STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Purchase Plan. Should such stockholder approval not be obtained, then the maximum number of shares of common stock that may be issued over the term of the Purchase Plan will remain at the level of 3,100,000 shares, and the 900,000-share increase will not be implemented. However, the Purchase Plan will continue to remain in effect, and stock purchases may continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of common stock under the Purchase Plan is issued.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and has directed that management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, or a predecessor firm, has audited our consolidated financial statements since the fiscal period ended March 31, 1987. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of Borland and its stockholders.

Independent Accountant’s Fees

Fiscal Years 2004 & 2003

For the fiscal years ended December 31, 2004 and December 31, 2003, the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers, LLP, were as follows:

	2004	2003
Audit Fees(1)	$3,300,000	$1,006,024
Audit-Related Fees(2)	77,000	344,432
Tax Fees(3)	569,984	704,540
All other Fees	—	—

Total	$3,646,984	$2,054,996

(1)	Fees for professional services rendered in connection with the audit of Borland’s annual financial statements, including income tax provision procedures, the reviews of the financial statements included in Borland’s Forms 10-Q, overseas statutory audits, consents to SEC filings, assistance with review of documents filed with the SEC, and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Fees for professional services rendered in connection with audit-related services relating to accounting assistance and audits in connection with acquisitions.
(3)	Fees for professional services rendered in connection with tax services including tax compliance, tax advice and tax planning, as follows:
a.	Tax Compliance/Preparation Fees: $298,230 and $529,558 for 2004 and 2003, respectively, representing fees in connection with tax compliance preparation services including assistance in the preparation of Borland’s U.S. federal, state and local tax returns as well as international subsidiaries returns, tax audits and appeals, and tax services for employee benefit plans; and
b.	Tax Consulting Fees: $271,754 and $174,982 for 2004 and 2003, respectively, representing fees in connection with tax consulting services including tax advice related to mergers and acquisitions, restructuring of foreign operations, global equity compensation matters and transfer pricing.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise their independence in performing their audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT AND DISCLOSURES

The following is the report of the audit committee of the board of directors, describing the audit committee’s responsibilities and practices, specifically with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Borland. Among other things, the audit committee reviews and discusses with management and with Borland’s independent registered public accounting firm the results of the year-end audit of Borland, including the audit report and audited financial statements. We, the members of the audit committee of the board of directors, are presenting this report for the fiscal year ended December 31, 2004.

All members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to the Nasdaq listing standards.

In connection with its review of Borland’s audited financial statements for the fiscal year ended December 31, 2004, the audit committee reviewed and discussed the audited financial statements with management, and discussed with PricewaterhouseCoopers LLP, Borland’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence from Borland.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Borland’s Annual Report on Form 10-K for its fiscal year ended December 31, 2004, for filing with the SEC.

The audit committee charter was amended during the 2003 fiscal year in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the SEC and Nasdaq. A copy of the audit committee charter was most recently published in Borland’s proxy statement for its 2004 Annual Stockholders’ Meeting and can also be found on Borland’s corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance” and a copy will be furnished upon request addressed to the Corporate Secretary at our principal executive offices.

During the 2004 fiscal year, the audit committee met with management and Borland’s independent registered public accountants and received the results of audit examination, evaluations of Borland’s internal controls and the overall quality of Borland’s financial organization and financial reporting. The audit committee also meets each quarter with Borland’s independent registered public accountants and management to review Borland’s interim financial results before the publication of Borland’s quarterly earnings press releases. The committee believes that a candid, substantive and focused dialogue with the independent registered public accountants is fundamental to the committee’s responsibilities. To support this belief, the committee meets separately with the independent registered public accountants without the members of management present at least on a quarterly basis.

The audit committee generally oversees Borland’s compliance program. The audit committee has established procedures for the receipt, retention and treatment of complaints received by Borland regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Borland employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of Borland’s code of conduct or other company policy and to report any ethical concerns.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Borland specifically incorporates it by reference into such filing.

Audit Committee:

Charles J. Robel (Chairman)

William F. Miller

William K. Hooper

T. Michael Nevens

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information regarding our current executive officers:

Name	Position	Age
Dale L. Fuller(1)	President and Chief Executive Officer	46
Scott J. Arnold	Executive Vice President and Chief Operating Officer	41
Kenneth R. Hahn	Senior Vice President and Chief Financial Officer	38
Timothy J. Stevens	Senior Vice President, General Counsel and Corporate Secretary	38

(1)	Mr. Fuller’s biographical information is provided above as a director.

Scott J. Arnold

Mr. Arnold joined Borland in November 2003 as Executive Vice President and Chief Operating Officer. From 1996 to October 2003, Mr. Arnold served as a partner with McKinsey and Company, a leading business management consulting firm. At McKinsey, Mr. Arnold gained broad experience in operations and strategy through his service to senior technology executives including sustained work with leading enterprise software companies. He most recently led the firm’s Technology practice on the West Coast and previously held several leadership roles in the Global High Tech and Telecommunications practices. Mr. Arnold holds an M.B.A. from the Stanford Graduate School of Business and a degree in Electrical Engineering from Duke University.

Kenneth R. Hahn

Mr. Hahn joined Borland in October 2002 as Senior Vice President and Chief Financial Officer. Prior to joining Borland, Mr. Hahn was Senior Vice President, Chief Financial Officer and Secretary of Extensity, Inc., which was then a publicly-traded enterprise software company and which was acquired by Geac Computer Corporation Limited. He also held the positions of Vice President of Finance and Corporate Controller during his employment at Extensity from January 1998 to September 2002. Prior to Extensity, Mr. Hahn was a strategy consultant with the Boston Consulting Group, providing advisory services to Fortune 500 and high technology companies from October 1995 to December 1997. He began his career with PricewaterhouseCoopers LLP, where he completed his five year tenure in the position of audit manager. Mr. Hahn holds an M.B.A. from the Stanford Graduate School of Business, where he was named an Arjay Miller Scholar. He received a Bachelor of Arts, summa cum laude, in Business Administration from California State University, Fullerton. Mr. Hahn is a Certified Public Accountant and a Certified Management Accountant.

Timothy J. Stevens

Mr. Stevens joined Borland in October 2003 as Senior Vice President, General Counsel and Corporate Secretary. From 1997 to 2003, Mr. Stevens worked at Inktomi Corporation, a network infrastructure software provider, in a variety of legal and business roles, including General Counsel, General Manager and Senior Vice President of Business Development. From 1991 to 1997, Mr. Stevens was a corporate attorney at Wilson Sonsini Goodrich & Rosati P.C. Mr. Stevens serves as a member of the board of directors of privately-held Fios, Inc., a leading provider of electronic discovery and discovery management services. Mr. Stevens holds a law degree, graduating order of the coif, from the University of California, Davis School of Law. He received Bachelor of Science degrees in Finance and Management, summa cum laude, from the University of Oregon.

EXECUTIVE OFFICER COMPENSATION

The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, information about the compensation received or earned by our Chief Executive Officer, our three other executive officers serving as such on December 31, 2004 and Mr. Thompson, who remains in our employ but who ceased to serve as an executive officer after November 3, 2004. As used in this proxy statement, the term “Named Executive Officers” means all persons identified in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

			Annual Compensation					Long-Term Compensation
Name and Principle Position	Year		Salary($)		Bonus($)	Other Annual Compensation($)		Restricted Stock Awards(1)	Securities Underlying Options	All Other Compensation
Dale L. Fuller President and Chief Executive Officer	2004 2003 2002		1,209,231 900,000 533,077	(6)	— 300,000 410,000	6,947 137,818 —	(2) (4)	— — —	— — —	6,172 5,970 5,044	(3) (5) (7)

Kenneth R. Hahn Senior Vice President and Chief Financial Officer	2004 2003 2002	(12)	322,538 280,000 54,923		100,628 63,445 10,525	65,904 74,305	(8) (10)	— 50,000 —	150,000 25,000 300,000	6,582 61,184 85,610	(9) (11) (13)

Scott J. Arnold Executive Vice President and Chief Operating Officer	2004 2003 2002	(15)	453,461 74,423 —		196,750 — —	— — —		— — —	150,000 450,000 —	6,630 80 —	(14) (16)

Timothy J. Stevens Senior Vice President, General Counsel and Corporate Secretary	2004 2003 2002	(18)	262,000 66,000 —		78,053 — —	— 1,154 —	(19)	— — —	150,000 150,000 —	6,258 108 —	(17) (20)

Matthew A. Thompson Senior Vice President of World Wide Sales	2004 2003 2002	(23)	302,308 66,923 —		210,000 — —	4,967 — —	(21)	— — —	150,000 250,000 —	6,870 180 —	(22) (24)

(1)	No shares of restricted stock were awarded to the Named Executive Officers in 2004. In 2003, 50,000 shares were awarded to Mr. Hahn, pursuant to the provisions of the Stock Issuance Program of the 2002 Stock Incentive Plan. The restricted stock vests annually over five years subject to continued employment as follows: 5% on November 3, 2004, 10% on November 3, 2005, 15% on November 3, 2006, 20% on November 3, 2007 and the remaining 50% on November 3, 2008. No other Named Executive Officer has any shares of restricted stock. The value of the restricted stock held by Mr. Hahn, based on a December 31, 2004 per share closing price of $11.68, was $554,800. The restricted shares held by Mr. Hahn are not eligible to receive dividends.
(2)	Represents a payment $6,947.43 for travel expenses for his family incurred in accompanying him to a business meeting with Borland personnel, of which $3,644 represents a tax gross up.
(3)	Represents employer matching contributions to the 401(k) Plan in the amount of $5,452 and group term life insurance premiums paid by Borland in the amount of $720.
(4)	Represents a payment of $129,946 for accrued but unused vacation, and $7,872 for travel expenses for his family incurred in accompanying him to a business meeting with Borland personnel, of which $4,129 represents a tax gross up.
(5)	Represents employer matching contributions to the 401(k) Plan in the amount of $5,250 and group term life insurance premiums paid by Borland in the amount of $720.
(6)	In the second quarter of 2002, Borland and Mr. Fuller agreed that, solely for that quarter, his base salary would be reduced consistent with tying his compensation to Borland’s performance.
(7)	Represents employer matching contributions to the 401(k) Plan in the amount of $4,644 and group term life insurance premiums paid by Borland in the amount of $400.
(8)	Represents a tax gross up with respect to relocation bonus and expenses of $52,740 and a payment in the amount of $13,164 for accrued but unused vacation.
(9)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by Borland in the amount of $432.

(10)	Represents a tax gross up with respect to relocation bonus and expenses.
(11)	Represents employer-matching contributions to the 401(k) Plan in the amount of $6,000, group term life insurance premiums paid by Borland in the amount of $432 and relocation expenses of $54,752.
(12)	Mr. Hahn’s employment began on October 22, 2002. The amounts shown for 2002 were earned in respect to service between October 22, 2002 and December 31, 2002.
(13)	Represents group term life insurance premiums paid by Borland in the amount of $72 and relocation expenses in the amount of $85,538.
(14)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by Borland in the amount of $480.
(15)	Mr. Arnold’s employment began on November 1, 2003. The amounts shown for 2003 were earned in respect to service between November 1, 2003 and December 31, 2003.
(16)	Represents group term life insurance premiums paid by Borland in the amount of $80.
(17)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by Borland in the amount of $108.
(18)	Mr. Stevens’s employment began on October 1, 2003. The amounts shown for 2003 were earned in respect to service between October 1, 2003 and December 31, 2003.
(19)	Represents a payment for accrued but unused vacation.
(20)	Represents group term life insurance premiums paid by Borland.
(21)	Represents a payment $4,967 for travel expenses for his family incurred in accompanying him to a business meeting with Borland personnel, of which $1,776 represents a tax gross up.
(22)	Represents employer matching contributions to the 401(k) Plan in the amount of $6,150 and group term life insurance premiums paid by Borland in the amount of $720.
(23)	Mr. Thompson’s employment began on October 13, 2003. The amounts shown for 2003 were earned in respect to service between October 13, 2003 and December 31, 2003.
(24)	Represents group term life insurance premiums paid by Borland.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows individual stock option grants made during the fiscal year ended December 31, 2004 to the Named Executive Officers and hypothetical gains for the stock options at the end of their respective ten-year terms. In accordance with applicable requirements of the SEC, we have assumed annualized growth rates of the market price of our common stock over the exercise price of the stock option of five percent (5%) and ten percent (10%), running from the date the stock option was granted to the end of the stock option term. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions and the numbers in the table below do not represent an estimate of future stock price growth.

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted(2)		Percentage of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price per Share	Expiration Date(4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Dale L. Fuller	—		—	—	—	—	—
Kenneth R. Hahn	150,000	(5)	4.4%	$10.88	11/3/14	$1,026,356	$2,600,988
Scott J. Arnold	150,000	(5)	4.4%	$10.88	11/3/14	$1,026,356	$2,600,988
Timothy J. Stevens	150,000	(6)	4.4%	$10.88	11/3/14	$1,026,356	$2,600,988
Matthew A. Thompson	150,000	(5)	4.4%	$10.88	11/3/14	$1,026,356	$2,600,988

(1)	We did not grant any stock appreciation rights during the fiscal year ended December 31, 2004.
(2)	Each stock option granted during the year ended December 31, 2004 was granted ten years before the indicated maximum expiration date and has an exercise price equal to the fair market value of our common stock on the date of grant.

(3)	We granted stock options to purchase an aggregate of 3,412,450 shares to employees in the year ended December 31, 2004. The foregoing total excludes options granted to consultants and non-employee directors.
(4)	Stock options may terminate before their maximum expiration date upon the termination of optionee’s status as an employee or consultant or upon the optionee’s death or disability.
(5)	The stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis. Should optionee’s employment terminate within twelve months following a Change in Control of Borland (as such term is defined in the stock plan and stock option agreement that relate to such option grant), the vesting of these stock options will be accelerated and the options will be exercisable in full. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.
(6)	The stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis. Should Mr. Stevens’s employment terminate within twelve months following a Change in Control of Borland (as such term is defined in the stock plan and stock option agreement that relate to such option grant), then Mr. Stevens will be entitled to 50% acceleration of any unvested portion of this stock option. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END STOCK OPTION VALUES

The following table shows all stock options exercised by the Named Executive Officers for the fiscal year ended December 31, 2004. The “Value Realized” column reflects the difference between the market value of the underlying securities and the exercise price of the stock options on the actual exercise date. The “Value of Unexercised In-The-Money Options” column reflects the difference between the market value at the end of the fiscal year and the exercise price of in-the-money stock options.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Year-End(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dale L. Fuller	40,000	$335,236	1,154,158	0	$7,390,543	$0
Kenneth R. Hahn	0	$0	169,271	305,729	$304,079	$407,671
Scott J. Arnold	0	$0	121,875	478,125	$296,156	$917,344
Timothy J. Stevens	0	$0	43,750	256,250	$145,688	$473,813
Matthew A. Thompson	0	$0	72,917	327,083	$242,814	$709,686

(1)	Value realized is based on the fair market value of our common stock on the date of exercise (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise), minus the exercise price, without taking into account any taxes that may be payable in connection with the transaction.
(2)	Options are subject to acceleration provisions as described in “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.
(3)	Value of options at fiscal year-end is based on the closing price of our common stock on December 31, 2004 on the Nasdaq National Market of $11.68, minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL ARRANGEMENTS

Dale L. Fuller

We are a party to an employment agreement with Dale L. Fuller, dated as of January 1, 2001 and amended July 1, 2003, pursuant to which Mr. Fuller has agreed to serve as our President and Chief Executive Officer at a base salary of $1.2 million per year. If we terminate Mr. Fuller’s employment other than for “cause,” or if Mr. Fuller terminates his employment upon a “constructive termination” of his employment (as such terms are defined in his employment agreement), Mr. Fuller is entitled to any earned but unpaid annual salary or unreimbursed expenses and a lump sum severance payment equal to the sum of his annual base salary. In the event of death or disability, any severance amounts will be reduced (but not below zero) by the proceeds of any company-paid life insurance or long-term disability benefit.

The employment agreement also provides for Mr. Fuller to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Fuller from us is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Fuller may receive. In general, a parachute payment is any payment or benefit which is contingent on a change in control and an excess parachute payment occurs where the parachute payments have value in excess of 2.99 times the employee’s base amount. An employee’s base amount is the average taxable compensation received by the employee from his employer over the five taxable years (or the entire period of service, if less) preceding the year in which a change in control occurs. Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of the parachute payments.

Mr. Fuller also has stock option agreements which contain change of control provisions. On February 2, 2005, Mr. Fuller was granted an option to purchase 500,000 shares of stock pursuant to the Company’s 2002 Stock Incentive Plan. This option grant provides for monthly vesting over the 48 months following the date of grant as well as acceleration of all of the unvested shares subject to such grant in the event: (i) of a change in control of the Company, (ii) if Mr. Fuller is terminated by the Company without Cause (as that term is defined in his employment agreement), or (iii) upon Mr. Fuller’s Constructive Termination (as that term is defined in his employment agreement). The option shall remain exercisable for a twenty-four (24) month period measured from the date of termination of employment, provided however, that the option shall not be exercisable in any event after the date which is ten (10) years following the date of grant. In addition, pursuant to Mr. Fuller’s prior stock option agreements, (i) the option to purchase 1,000,000 shares granted effective December 29, 2000, may be exercised at any time within the 24 month period following termination of his employment and (ii) the option to purchase 1,000,000 shares granted to Mr. Fuller on April 9, 1999 may be exercised at any time within the 24 month period following termination of his employment provided that, in the event such termination with respect to the April 9, 1999 grant follows a change in control (as defined in the option agreement), Mr. Fuller shall only have three months to exercise the option.

Pursuant to Borland’s Incentive Compensation Plan for Executive Officers for fiscal year 2005, Mr. Fuller is eligible to receive an annual bonus of 100% of his base salary, subject to Borland’s attainment of certain annual revenue and earnings-per-share targets, and up to an additional 50% of his base salary for substantial overachievement of these targets.

Kenneth R. Hahn

We are a party to an employment agreement with Kenneth R. Hahn, dated August 7, 2002, as modified on October 22, 2002 and June 7, 2004. Mr. Hahn serves as our Senior Vice President and Chief Financial Officer at a base salary of $350,000 per year. Mr. Hahn is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Executive Officers, as discussed under “Compensation Committee Report on Executive Compensation.” Should Mr. Hahn be terminated, other than for misconduct, or if there is a constructive termination (as such terms are defined in his employment agreement), Mr. Hahn will be entitled to a severance payment equal to six months of his base salary. The agreement also provides that if Mr. Hahn is terminated other than for misconduct or is constructively terminated within twelve months following a change in control (as such terms are defined in his employment agreement), Mr. Hahn will be entitled to acceleration of any unvested stock options.

Scott J. Arnold

We are party to an employment agreement with Scott Arnold, dated October 2, 2003. Mr. Arnold serves as our Executive Vice President and Chief Operating Officer at a base salary of $450,000 per year. Mr. Arnold is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Executive Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.”

Should Mr. Arnold be terminated within twelve months following any change in control, other than for misconduct, or if there is a constructive termination (as those terms are defined in his employment agreement), Mr. Arnold will be entitled to a severance payment equal to twelve months of his base salary, the individual objective portion of his bonus, 100% acceleration of any unvested stock options, twelve months to exercise such options, and twelve months of COBRA payments. Regardless whether there is a change in control, if Mr. Arnold is terminated other than for misconduct, or if there is a constructive termination, Mr. Arnold will be entitled to a severance payment equal to twelve months of his base salary and the individual objective portion of his bonus.

The employment agreement also provides for Mr. Arnold to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Arnold from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Arnold may receive. In general, a parachute payment is any payment or benefit which is contingent on a change in control and an excess parachute payment occurs where the parachute payments have value in excess of 2.99 times the employee’s base amount. An employee’s base amount is the average taxable compensation received by the employee from his employer over the five taxable years (or the entire period of service, if less) preceding the year in which a change in control occurs. Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of the parachute payments.

Timothy J. Stevens

We are party to an employment agreement with Timothy J. Stevens, dated September 17, 2003, as amended March 4, 2004. Mr. Stevens serves as our Senior Vice President, General Counsel and Corporate Secretary at a base salary of $260,000 per year. Mr. Stevens is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Executive Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.” Should Mr. Stevens be terminated, other than for misconduct, or if there is a constructive termination (as such terms are defined in his employment agreement), Mr. Stevens will be entitled to a severance payment equal to six months of his base salary. In addition, if Mr. Stevens is terminated other than for misconduct or is constructively terminated within twelve months following a change in control (as such terms are defined in his employment agreement), Mr. Stevens will be entitled to 50% acceleration of any unvested stock options.

Matthew A. Thompson

We are party to an employment agreement with Matthew A. Thompson, dated October 1, 2003. Mr. Thompson serves as our Senior Vice President, Worldwide Sales at a base salary of $300,000. Mr. Thompson is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Executive Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.” Should Mr. Thompson be terminated within twelve months of any change in control, other than for misconduct (as that term is defined in his employment agreement), Mr. Thompson is entitled to receive a severance payment equal to six months of his base salary. On November 3, 2004, Mr. Thompson was granted an option to purchase 150,000 shares of stock pursuant to the 2002 Stock Incentive Plan (“2004 Grant”). With respect to Mr. Thompson’s 2004 Grant only, if Mr. Thompson is terminated other than for misconduct (as that term is defined in his employment agreement) or is involuntarily terminated within twelve months of a change in control (as such terms are defined in the 2002 Stock Incentive Plan), Mr. Thompson will be entitled to acceleration of all of the unvested shares subject to the 2004 Grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the board of directors, describing compensation policy, practice and philosophy, specifically regarding Borland’s executive officers. We, the members of the compensation committee of the board of directors, are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2004.

Committee Membership and Organization

The compensation committee currently consists of T. Michael Nevens (Chairman), William K. Hooper and Charles J. Robel. The members of the compensation committee meet (i) the independence requirements of the Nasdaq National Market, (ii) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) the outside director definition in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Purpose

Acting on the behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	approving the compensation for the chief executive officer and other executive officers;

•	approving change in control agreements and accelerated vesting of equity awards;

•	recommending to the board equity-based compensation plans and making grants of stock options and other awards, except that the committee may delegate (and has delegated) authority to make grants other than to executive officers to a committee of corporate officers; and

•	advising the board on Borland’s compensation and benefits matters, including making recommendations regarding stock plans, bonus plans, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy

The compensation committee believes that the compensation of the executive officers should be linked to performance and the creation of stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive pay is tied to success in meeting performance goals and in appreciation in the market price of Borland’s common stock. Consistent with this philosophy, Borland’s compensation programs include a combination of salary, at-risk pay-for performance cash incentives and stock options and other equity designed to retain, reward and motivate talent within Borland.

The goal of the compensation committee is to align compensation packages with the long-term interests of Borland’s stockholders. In structuring compensation, the compensation committee has been particularly mindful of several key issues. The compensation committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The compensation committee has also had to face a competitive environment for attracting and retaining senior level management in the technology sector in general, compounded by the difficulty of recruiting in the Silicon Valley and Scotts Valley areas. The compensation committee believes it is critical to Borland’s long-term prospects to establish compensation programs that attract and retain those with the talent, skill and experience necessary for Borland to realize its strategic objectives. According to the Radford Executive Benchmark Survey of 2004 on total cash and long-term compensation (“Radford Survey”), the compensation of Borland’s executive officers in fiscal 2004 was in the upper quartile of total compensation of executive officers of companies in similar revenue peer groups. The companies included in the Radford Survey were between $200-500 million in revenue and were in the software industry.

Base Salary

The base salary of Borland’s executive officers is individually negotiated at the time each officer joins us or assumes his or her position. The compensation committee approves changes to executive officers’ base salary.

The compensation committee aims to position salaries at levels that are competitive within its industry peers with the consideration of the individual performance, scope of responsibility, prior experience, breadth of knowledge, and other factors. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

Incentive Compensation Plan for Executive Officers

Borland’s incentive compensation plans provide for cash awards or at-risk pay to executive officers, as well as employees at all levels of the organization. The compensation committee believes that by providing performance incentives through at-risk pay, it may align the focus of all employees with the interests of our stockholders. In general, the amount of at-risk pay is determined by the level, scope and responsibility of the position and the target bonus is set at a specified percentage of the individual’s base salary for the year. With respect to the executive officers, the target bonus is established annually at the beginning of each fiscal year. Under the incentive compensation plans, executive officers have a substantial portion of their total cash compensation at risk. Awards are based on both the achievement of corporate performance objectives set by Borland and the level of contribution made by these individuals.

For the 2004 fiscal year, the corporate performance goals were not fully attained and therefore no payment was due to the executive officers under the 2004 Incentive Compensation Plan for Senior Officers (“2004 ICP Plan”), or due to the Chief Executive Officer (“CEO”) under the Incentive Compensation Plan for the CEO. However, on the basis of achieving a solid financial and operational performance during 2004, including exceeding 150% of Wall Street earnings per share expectations and 100% of Wall Street initial revenue expectations, at its meeting on January 26, 2005, the compensation committee awarded partial bonuses to the executive officers, other than our CEO. The bonuses equaled approximately 50% of the annual bonus target to which such executive officers would have been entitled under the 2004 ICP Plan. In addition, the Company awarded the SVP, Worldwide Sales a bonus in the amount of 70% of his annual bonus target under the 2004 ICP Plan. No bonus was awarded to the CEO.

For the 2005 fiscal year, the compensation committee adopted the 2005 Incentive Compensation Plan for Executive Officers (“2005 ICP Plan”). Bonus payouts are based on achievement of both corporate performance objectives and personal performance objectives. The 2005 ICP Plan requires Borland to achieve certain corporate performance objectives before a participant is eligible to earn an incentive bonus. For the 2005 fiscal year, the compensation committee has determined that the corporate performance objectives will be based on 2005 quarterly and annual revenue and earnings-per-share targets. Target bonuses are comprised of annual and quarterly bonus components, except for the CEO, whose entire target bonus is composed of an annual component. If Borland achieves its corporate objectives for the quarter, then the participant is eligible for the quarterly component of the bonus and the level of attainment of individual personal objectives determines the actual bonus payout. If Borland achieves corporate objectives for the year, then the participant is eligible for the annual component of the bonus. The 2005 fiscal year target bonuses as a percentage of each named executive officer’s base salary, are indicated in the table below:

Name	Position	Total Target Bonus (as a % of base salary)
Dale L. Fuller	President and CEO	100%
Scott J. Arnold	EVP and Chief Operating Officer	70%
Kenneth R. Hahn	SVP, Chief Financial Officer	50%
Timothy J. Stevens	SVP, General Counsel	50%
Matthew A. Thompson	SVP, Worldwide Sales	100%

The terms of the 2005 ICP Plan permit bonus payouts of the annual component in excess of the target bonus in the event that Borland’s actual financial performance exceeds the corporate performance objectives. For the 2005 fiscal year, a participant has an opportunity to receive up to an additional amount equal to 50% of the target bonus in the event Borland exceeds its corporate performance objectives, except in the case of the SVP, Worldwide Sales who has an opportunity to receive up to an additional amount equal to 200% of his target bonus. The specific revenue and earnings-per-share levels required for increased bonus payouts are based on a scale approved by the board of directors and actual payouts are based on a sliding scale based on actual performance. The compensation committee reserves the right to modify the targets and criteria upward or downward at any time or to grant bonuses of up to 100% of the total target bonus to participants in the plan if the specific performance targets are not met.

Equity Compensation

The purpose of Borland’s equity compensation plans is to provide employees with an opportunity to participate, along with stockholders, in the long-term performance of Borland. The existing equity compensation plans enable Borland to link compensation to stock performance. Employee stock options usually vest over four years, expire ten years from the date of grant and have an exercise price not less than 100% of fair market value of the underlying stock on the date of grant. Accordingly, the options will provide compensation to an employee only if he or she remains employed by Borland during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term. In awarding stock options, the compensation committee considers individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options already held by the individual, the total number of stock options to be awarded and other factors. Borland’s stock option programs are broad-based. In fiscal 2004, approximately 80% of Borland’s full-time employees were participants in Borland’s stock option programs.

Employees can also acquire Borland stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Borland stock at a discount to the market price with up to 15% of their salary (subject to certain limits), with the objective of allowing employees to profit when the value of Borland stock increases over time.

The committee may also, from time to time, make restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock is limited to specific cases such as to award an executive officer for extraordinary performance, to aid in retention or to aid in hiring. No restricted stock awards were issued in 2004.

401(k) Retirement Plan

Borland has a tax-qualified 401(k) retirement plan (“Retirement Plan”). The tax-qualified plan is available to eligible employees in the United States. The Retirement Plan is a defined contribution plan designed to accumulate retirement funds for employees, including executive officers, and to allow Borland to make contributions to those funds. In 2004, Borland’s matching contribution was a fixed amount equal to 50% of an employee’s salary deferrals up to 6% of an employee’s compensation not in excess of $205,000. Currently, contributions made by Borland under the Retirement Plan are immediately vested. Employees are eligible to direct the investments of certain portions of their interest under the Retirement Plan. Employees are not able to invest in Borland stock under the Retirement Plan.

Chief Executive Officer Compensation

Consistent with our compensation philosophy, Mr. Fuller’s total compensation consists of a base salary, at-risk pay-for-performance cash incentives and stock options.

During fiscal year 2004, Mr. Fuller’ received a base salary of $1.2 million. In 2003, the compensation committee undertook a review of Mr. Fuller’s total compensation. Based on the committee’s review of benchmark data and an analysis provided by an independent executive compensation consultant, the committee approved an increase to Mr. Fuller’s annual base salary from $600,000 to $1.2 million. There has been no increase to Mr. Fuller’s base salary during fiscal 2004 and he did not receive any stock option or other equity award during 2004. Half of Mr. Fuller’s total compensation is “at-risk” and is only payable upon achievement of specific corporate objectives. Specifically, under the 2004 ICP Plan, Mr. Fuller was eligible to receive a bonus of up to 100% of his base salary if Borland met its revenue and operating income targets. Based on Borland’s actual corporate revenue and operating income results, as measured against Borland’s corporate objectives, no incentive bonus was paid to Mr. Fuller under the 2004 ICP Plan during fiscal year 2004.

For fiscal year 2005, under the 2005 ICP Plan, Mr. Fuller is eligible to receive an annual bonus of 100% of his base salary, subject to Borland’s attainment of certain annual revenue and earnings-per-share targets, and up to an additional 50% of his base salary for substantial overachievement of these targets.

In January 2005, the compensation committee of the board of directors undertook a review of Mr. Fuller’s total compensation. As part of its review, the compensation committee took into consideration that fact that all of Mr. Fuller’s stock options became fully vested on December 29, 2002 and that he had received no other stock options or other equity award since December 2000. The compensation committee also reviewed total compensation data of chief executive officers from peer group companies, Borland’s performance over the last year and Mr. Fuller’s contribution to Borland. Based on its review and in order to aid in retention, on February 2, 2005, the compensation committee granted Mr. Fuller a stock option grant for 500,000 shares of stock pursuant to Borland’s 2002 Stock Incentive Plan. This option grant provides for monthly vesting over the 48 months following the date of grant as well as acceleration of all of the unvested shares subject to such grant in the event: (i) of a change in control of Borland, (ii) if Mr. Fuller is terminated by Borland without Cause (as that term is defined in his employment agreement), or (iii) upon Mr. Fuller’s Constructive Termination (as that term is defined in his employment agreement). The option grant shall remain exercisable for a twenty-four (24) month period measured from the date of termination of employment, provided however, that the option shall not be exercisable in any event after the date which is ten (10) years following the date of grant.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain named executive officers, to the extent that compensation exceeds $1 million per officer in any year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m) of the Code. Stock option grants made under our 2002 Plan qualify for this “performance-based” exemption from the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible under Section 162(m).

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Borland specifically incorporates it by reference into such filing.

Compensation Committee:*

T. Michael Nevens (Chairman)

William K. Hooper

Charles J. Robel

*	Mr. Nevens was appointed to the compensation committee in May 2004, at which time he succeeded Mr. Hooper as Chairman. Mr. Robel served on the compensation committee from January to May 2004, and again from October through December 2004. William F. Miller served on the compensation committee from January to May 2004. Each of Mr. Nevens, Mr. Hooper, Mr. Robel and Dr. Miller has reviewed this report and, as to portions of the report relating to actions of the committee taken during their respective tenures on the committee, approved the report. Laura S. Unger, who resigned as a director in August 2004, served as a member of the committee until August 2004. She has not reviewed this report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the compensation committee are all independent directors and have no other relationships with Borland.

STOCK PERFORMANCE GRAPH

The stock price performance graph below compares the cumulative total stockholder return on our common stock with that of the Center for Research in Security Prices (CRSP) Total Return Index for Nasdaq Stock Market U.S. Companies and the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the period commencing on January 1, 2000 and ending December 31, 2004. The graph assumes that $100.00 was invested in our common stock and in each index on December 31, 1999. The total return for our common stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on our common stock, and is calculated as of the last day of the month indicated.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Borland’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BORLAND SOFTWARE CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*$100 INVESTED ON 12/31/99 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDED DECEMBER 31

Company/Index Name	Base Period	Cumulative Total Return
Name	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Borland Software Corporation	100	50.0	141.6	111.2	88.0	105.6
Nasdaq Stock Market (U.S.)	100	60.3	47.8	33.1	49.4	53.8
Nasdaq Computer & Data Processing	100	45.9	36.9	25.5	33.6	37.0

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and the Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and executive officers that no other reports were required, all reports required by Section 16(a) to be filed by our officers, directors and greater than ten percent (10%) beneficial owners were filed on time during the year ended December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of February 28, 2005, how many shares of common stock are owned by:

•	each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, the only class of our voting securities;

•	each director and each nominee for director;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

This table is based upon information supplied by officers, directors and a Schedule 13G filed with the SEC. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our common stock as of February 28, 2005. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Beneficial Owner	Number		Percent
5% Stockholders:
Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	7,936,162	(2)	9.86%

Named Executive Officers and Directors:
Dale L. Fuller	1,204,670	(3)	1.49%
William F. Miller	192,439	(4)	*
Robert H. Kohn	179,290	(5)	*
Robert Dickerson	77,233	(6)	*
William K. Hooper	74,574	(7)	*
Charles J. Robel	28,704	(8)	*
T. Michael Nevens	11,575	(9)	*
John F. Olsen	0		*
Gregory W. Slayton	10,000		*
Kenneth R. Hahn	246,765	(10)	*
Scott J. Arnold	161,875	(11)	*
Timothy J. Stevens	56,250	(12)	*
Matthew A. Thompson	96,250	(13)	*
All directors and executive officers as a group (12 persons)	2,243,375	(14)	2.79%

*	Less than one percent.
(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on shares outstanding as of February 28, 2005 of 80,473,339, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after February 28, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Based on a Schedule 13G (Amendment No. 12) dated January 19, 2005 which was filed with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers, Merrill Lynch reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Merrill Lynch.
(3)	Includes options exercisable within 60 days of February 28, 2005 to acquire 1,174,991 shares.
(4)	Represents options exercisable within 60 days of February 28, 2005 to acquire 192,439 shares.
(5)	Includes options exercisable within 60 days of February 28, 2005 to acquire 178,608 shares.
(6)	Includes options exercisable within 60 days of February 28, 2005 to acquire 76,935 shares.
(7)	Represents options exercisable within 60 days of February 28, 2005 to acquire 74,574 shares.
(8)	Represents options exercisable within 60 days of February 27, 2005 to acquire 28,704 shares.
(9)	Represents options exercisable within 60 days of February 28, 2005 to acquire 11,575 shares.
(10)	Includes options exercisable within 60 days of February 28, 2005 to acquire 196,354 shares and 47,500 shares in restricted stock.
(11)	Includes options exercisable within 60 days of February 28, 2005 to acquire 159,375 shares.
(12)	Represents options exercisable within 60 days of February 28, 2005 to acquire 56,250 shares.
(13)	Includes options exercisable within 60 days of February 28, 2005 to acquire 93,750 shares
(14)	Includes shares described in the notes above, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Gregory W. Slayton, a member of the board of directors since February 2005, is the Chairman and, together with members of his immediate family, the holder of one hundred percent (100%) of the outstanding stock of Federal Solutions Group LLC (“FSG”). Borland and FSG were parties to a Master Agreement for Professional Services, dated July 1, 2003 (the “Agreement”), which was terminated effective December 31, 2004. Under the terms of the Agreement, FSG provided services to Borland intended to increase Borland’s sales opportunities within the federal government in exchange for a monthly fee of $5,000, success fees in the amount of 1-7% of net sales revenues with respect to sales generated in whole or in part through FSG services, and reimbursement of expenses. Total payments under the Agreement have totaled approximately $110,000, including payments of approximately $77,000 in the year ended December 31, 2004. Under the terms of the Agreement, upon termination of the Agreement, Borland has an obligation to pay success fees to FSG for certain contracts generated in whole or in part by FSG either during the term of the Agreement or for a period of one (1) year following the termination of the Agreement.

Although the Agreement by and between Borland and FSG has been terminated, the potential future remaining payment obligations of Borland pursuant to the Agreement may constitute a “related party transaction” under applicable rules of the Nasdaq National Market. As a result, the audit committee of Borland’s board of directors has considered and specifically ratified the continued performance of Borland’s remaining obligations under the contract with FSG. In light of the fact that the Agreement has been terminated and was made in the ordinary course of business, the board of directors has determined that the remaining obligations to FSG do not constitute a conflict of interest requiring a waiver of our applicable Code of Conduct.

STOCKHOLDER PROPOSALS FOR 2006

Stockholder proposals intended to be presented at our 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our Cupertino, California offices, at 20450 Stevens Creek Boulevard, Suite 800, Cupertino, California 95014, no later than December     , 2005 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2006 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not later than February 12, 2006. In addition, our bylaws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than February 12, 2006 and not earlier than January 13, 2006; provided, however, that in the event that the 2006 annual meeting is called for a date that is not within 25 days before or after May 13, 2006, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed concurrently with this proxy statement (as part of our annual report to stockholders). A copy of our Annual Report on Form 10-K is also available without charge from our company website at www.borland.com or upon written request to: Borland Investor Relations, Borland Software Corporation, 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

By Order of the Board of Directors,

Timothy J. Stevens

Senior Vice President, General Counsel and Corporate Secretary

April     , 2005

Scotts Valley, California

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION AMENDMENT

ARTICLE EIGHTH

(b) Terms. The [Board of Directors shall not be classified. From and after the 2005 Annual Meeting of Stockholders, the] directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be ~~divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election~~ [elected at each Annual Meeting of Stockholders for a one-year term expiring at the next Annual Meeting of Stockholders; provided that the term of any director elected prior to the 2005 Annual Meeting of Stockholders shall be unaffected.]

(d) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or by the shareholders to fill any vacancy not filled by the directors, and directors so chosen shall hold office ~~for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.~~ [until the next Annual Meeting of Stockholders.] No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A-1

ANNEX B

BYLAWS AMENDMENT

ARTICLE III

DIRECTORS

Section 4.    Election of Directors; Term.

The [Board of Directors shall not be classified. From and after the 2005 Annual Meeting of Stockholders, the] directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be ~~divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Directors need not be stockholders of the corporation.~~ [elected at each Annual Meeting of Stockholders for a one-year term expiring at the next Annual Meeting of Stockholders; provided that the term of any director elected prior to the 2005 Annual Meeting of Stockholders shall be unaffected.] Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Section 7.    Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders to fill any vacancy not filled by directors, and directors so chosen shall hold office ~~for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.~~ [until the next Annual Meeting of Stockholders.] No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B-1

Preliminary Copy — Subject to Completion

PROXY CARD

BORLAND SOFTWARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders to be held on May 13, 2005

The undersigned hereby appoints Dale L. Fuller, Timothy J. Stevens and Kenneth R. Hahn, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Borland Software Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Borland Software Corporation to be held on Friday, May 13, 2005, at 9:00 a.m., local time, at 20450 Stevens Creek Blvd., Suite 800, Cupertino, California and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, and “FOR” Proposal 5. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

*************

INSTRUCTIONS FOR VOTING YOUR PROXY

Borland Software Corporation offers stockholders of record three alternative ways of voting their proxies:

•	BY TELEPHONE (using a touch-tone telephone)

•	THROUGH THE INTERNET (using a browser)

•	BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m., Eastern time, on May 12, 2005.

•	On a touch-tone telephone, call TOLL FREE 1-800-790-4577 24 hours a day, 7 days a week

•	You will be asked to enter ONLY the CONTROL NUMBER shown below

•	Have your proxy card ready, then follow the prerecorded instructions

•	Your vote will be confirmed and cast as you directed

INTERNET VOTING Available only until 5:00 p.m., Eastern time, on May 12, 2005

•	Visit the Internet voting website at http://proxy.georgeson.com

•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

•	You should incur only your usual Internet Service Provider charges

VOTING BY MAIL

•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

Proposal 1.	Election of two (2) directors to serve on our board of directors.

Nominees: John F. Olsen and Gregory W. Slayton.

FOR all nominees listed (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the space provided below.)

Proposal 2.	Approval of Amendment to our Restated Certificate of Incorporation.

For	Against	Abstain
☐	☐	☐

Proposal 3.	Approval of Amendment to our 2002 Stock Incentive Plan.

For	Against	Abstain
☐	☐	☐

Proposal 4.	Approval of Amendment to our 1999 Employee Stock Purchase Plan.

For	Against	Abstain
☐	☐	☐

Proposal 5.	Ratification of the selection of PricewaterhouseCoopers LLP as Borland’s independent registered public accounting firm for the 2005 fiscal year.

For	Against	Abstain
☐	☐	☐

HOUSEHOLDING OPTION

Mark “FOR” to enroll this account to receive certain future security holder documents in a single package per household. Mark “AGAINST” if you do not want to participate.

To change your election in the future, call Borland Investor Relations at 1-408-863-2965.

	For	Against
HOUSEHOLDING OPTIONè	☐	☐

The undersigned hereby acknowledges receipt of Borland’s Annual Report for the fiscal year ended December 31, 2004 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date: , 2005

Signature(s) of Stockholders